IndyMac INDX Mortgage Loan Trust 2006-AR39




                                Final Term Sheet



                          [IndyMac Bank, F.S.B. LOGO]



                           $691,487,100 (Approximate)




                               IndyMac MBS, Inc.
                                   Depositor


                              IndyMac Bank, F.S.B.
                          Sponsor, Seller and Servicer

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                      FREE WRITING PROSPECTUS DATED December 28, 2006
                                  $691,487,100
                                 (Approximate)
                               IndyMac MBS, Inc.
                                   Depositor
                          IndyMac Bank, F.S.B. [LOGO]
                          Sponsor, Seller and Servicer
                   IndyMac INDX Mortgage Loan Trust 2006-AR39
                                 Issuing Entity
Distributions are payable monthly on the 25th day of each month, beginning January 25, 2007

     The issuing entity will issue certificates, including the following classes of certificates being offered pursuant to this free writing prospectus and the accompanying prospectus:
-------------------------------------------------------------------------------
                 Initial                              Initial
                  Class                                Class
               Certificate  Pass-Through             Certificate  Pass-Through
Class           Balance(1)    Rate(2)    Class       Balance(1)      Rate(2)
-------------------------------------------------------------------------------
Class A-1      $584,867,000   Floating   Class M-4   $3,470,000     Floating
-------------------------------------------------------------------------------
Class A-2      $64,985,000    Floating   Class M-5   $3,469,000     Floating
-------------------------------------------------------------------------------
Class A-R          $100       Variable   Class M-6   $3,470,000     Floating
-------------------------------------------------------------------------------
Class M-1      $11,797,000    Floating   Class M-7   $3,469,000     Floating
-------------------------------------------------------------------------------
Class M-2       $4,857,000    Floating   Class M-8   $3,470,000     Floating
-------------------------------------------------------------------------------
Class M-3       $3,470,000    Floating   Class M-9   $4,163,000     Floating
-------------------------------------------------------------------------------
----------
(1) This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.

(2) The pass-through rate for each class of certificates is calculated as described in this free writing prospectus under "Summary" and is based on the one-month LIBOR index.

                                    SUMMARY

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, carefully read this entire document and the accompanying prospectus.

o While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the accompanying prospectus before making any investment decision.

Issuing Entity

IndyMac INDX Mortgage Loan Trust 2006-AR39, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101-7211, and its telephone number is (800) 669-2300.

Trustee and Supplemental Interest Trustee

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road., Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705,
Attention: Trust Administration IN06Z2 and its telephone number is (714)
247-6000.

Swap and Corridor Counterparty

The Bank of New York, a banking organization organized in the state of New
York.

The NIM Insurer

After the closing date, a separate trust (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P-1, Class P-2 and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of December 1, 2006 among the seller, the servicer, the depositor and the trustee and supplemental interest trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of December 1, 2006 and the origination date of that mortgage loan.

Closing Date

On or about December 28, 2006.

The Mortgage Loans

The mortgage pool will consist primarily of 30-year conventional adjustable-rate mortgage loans secured by first liens on one- to four-family residential properties.

The mortgage rate on each mortgage loan is fixed for a certain period after origination, after which the mortgage rate is adjustable, based on a specified index. The percentages of the aggregate stated principal balance of the mortgage loans as of the cut-off date for the various fixed rate periods are expected to be approximately as follows:

                                        Percent of Cut-off
            Fixed Rate                  Date Pool Principal
          Period (months)                    Balance (%)
------------------------------------------------------------
                      60                       80.15%
                      84                       19.85%

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.




As of the cut-off date, the depositor expects that all of the mortgage loans in the issuing entity will have the following characteristics:

  Aggregate Stated
    Principal Balance...................................$693,916,198

  Geographic
    Concentrations in
    excess of 10%:

    California................................................54.03%

  Weighted Average
    Original LTV Ratio........................................74.02%

  Weighted Average
    Mortgage Rate.............................................6.497%

Range of Mortgage Rates.............................4.625% to 9.250%

Average Current
    Principal Balance.......................................$372,273

Range of Current
    Principal Balances.........................$26,438 to $2,145,000

Weighted Average
  Remaining Term to
  Maturity................................................359 months

Weighted Average FICO
  Credit Score..................................................708*

Weighted Average Gross
  Margin......................................................2.597%

Weighted Average
  Maximum Mortgage
  Rate.......................................................11.656%

Weighted Average
  Minimum Mortgage
  Rate....................................................... 2.597%

Range of Months to Next
  Mortgage Rate
  Adjustment................................................47 to 85

*Not including the mortgage loans for which the FICO credit score was not available.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

                      Initial                                                                                             Initial
                       Class                                                                                              Rating
                    Certificate                                                  Final Scheduled      Modeled Final    S&P/ Moody's/
      Class          Balance (1)                  Type                          Distribution Date   Distribution Date    Fitch (2)
----------------  -------------- ---------------------------------------------  ------------------  -----------------  -------------
Offered
Certificates
A-1.............  $584,867,000  Senior/Super Senior/Floating Pass-Through Rate  February 25, 2037   December 25,2014    AAA/Aaa/AAA
A-2.............   $64,985,000     Senior/Support/Floating Pass-Through Rate    February 25, 2037   December 25,2014    AAA/Aaa/AAA
A-R.............          $100               Senior/REMIC Residual              February 25, 2037   December 25,2014    AAA/NR/AAA
M-1.............   $11,797,000     Subordinate/Floating Pass-Through Rate       February 25, 2037   December 25,2014    AA+/Aa1/AA+
M-2.............    $4,857,000     Subordinate/Floating Pass-Through Rate       February 25, 2037   December 25,2014    AA+/Aa2/AA+
M-3.............    $3,470,000     Subordinate/Floating Pass-Through Rate       February 25, 2037   December 25,2014    AA+/Aa3/AA+
M-4.............    $3,470,000     Subordinate/Floating Pass-Through Rate       February 25, 2037   December 25,2014     AA/A1/AA
M-5.............    $3,469,000     Subordinate/Floating Pass-Through Rate       February 25, 2037   December 25,2014     AA/A2/AA
M-6.............    $3,470,000     Subordinate/Floating Pass-Through Rate       February 25, 2037   December 25,2014     A+/A3/A+
M-7.............    $3,469,000     Subordinate/Floating Pass-Through Rate       February 25, 2037   December 25,2014    A+/Baa2/A+
M-8.............    $3,470,000     Subordinate/Floating Pass-Through Rate       February 25, 2037    April 25, 2014     A-/Baa3/A-
M-9.............    $4,163,000     Subordinate/Floating Pass-Through Rate       February 25, 2037   November 25, 2012  BBB-/NR/BBB-
Non-Offered
Certificates (3)
P-1.............      $100                         N/A                                 N/A                N/A
P-2.............      $100                         N/A                                 N/A                N/A
C...............       N/A                         N/A                                 N/A                N/A

------------

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

(2) The final scheduled distribution date was determined as described under "Yield, Prepayment and Maturity Considerations" in this free writing prospectus.

(3) The Class P-1, Class P-2 and Class C Certificates are not offered by this free writing prospectus. The Class P-1 and Class P-2 Certificates will be entitled to any prepayment charges collected on the mortgage loans. The Class C Certificates will be entitled to receive any excess cashflow from the mortgage loans after all required distributions are made on the offered certificates. Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                          Initial       Pass-Through Rate Before      Pass-Through Rate After
                       Pass-Through    and Including the Optional          the Optional        Interest Accrual   Interest Accrual
     Class                Rate (1)        Termination Date (2)         Termination Date (3)        Period            Convention
--------------------   ------------    --------------------------     -----------------------  ----------------   ----------------
Offered Certificates
A-1...............       5.5300%            LIBOR + 0.180%(4)          LIBOR + 0.360%(4)            (5)            Actual/360 (6)
A-2...............       5.5800%            LIBOR + 0.230%(4)          LIBOR + 0.460%(4)            (5)            Actual/360 (6)
A-R...............       6.1142%                   (7)                        (7)                   (8)              30/360 (9)
M-1...............       5.6500%            LIBOR + 0.300%(4)          LIBOR + 0.450%(4)            (5)            Actual/360 (6)
M-2...............       5.6800%            LIBOR + 0.330%(4)          LIBOR + 0.495%(4)            (5)            Actual/360 (6)
M-3...............       5.7000%            LIBOR + 0.350%(4)          LIBOR + 0.525%(4)            (5)            Actual/360 (6)
M-4...............       5.7500%            LIBOR + 0.400%(4)          LIBOR + 0.600%(4)            (5)            Actual/360 (6)
M-5...............       5.8000%            LIBOR + 0.450%(4)          LIBOR + 0.675%(4)            (5)            Actual/360 (6)
M-6...............       5.8500%            LIBOR + 0.500%(4)          LIBOR + 0.750%(4)            (5)            Actual/360 (6)
M-7...............       6.4500%            LIBOR + 1.100%(4)          LIBOR + 1.650%(4)            (5)            Actual/360 (6)
M-8...............       6.6000%            LIBOR + 1.250%(4)          LIBOR + 1.875%(4)            (5)            Actual/360 (6)
M-9...............       6.6000%            LIBOR + 1.250%(4)          LIBOR + 1.875%(4)            (5)            Actual/360 (6)
Non-Offered
Certificates (10)
Class P-1.........           N/A(10)        N/A(10)                         N/A(10)                (10)               N/A(10)
Class P-2.........           N/A(10)        N/A(10)                         N/A(10)                (10)               N/A(10)
Class C...........           N/A(10)        N/A(10)                         N/A(10)                (10)               N/A(10)

(1)  Reflects the pass-through rate as of the closing date.
(2) Reflects the pass-through rate calculation up to and including the earliest possible distribution date on which the servicer has the option to purchase the mortgage loans.
(3) Reflects the pass-through rate calculation if the option to purchase the mortgage loans is not exercised by the servicer at the earliest possible distribution date.
(4) The pass-through rate on this class of certificates adjusts monthly based on the level of one-month LIBOR, subject to the lesser of (x) the net rate cap and (y) 10.5% per annum. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."
(5) The interest accrual period for any distribution date will be the period commencing on the preceding distribution date (or in the case of the first distribution date, on the closing date) and ending on the day immediately preceding that distribution date.
(6) Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period.
(7) The pass-through rate for this class of certificates for the interest accrual period for any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans.
(8) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.
(9) Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.
(10) The Class P-1, Class P-2 and Class C Certificates will not accrue any interest.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

   Designation                           Class of Certificates
------------------       ---------------------------------------------------

    Senior               Class A-1, Class A-2 and Class A-R Certificates
 Certificates:

 Super Senior            Class A-1 Certificates
 Certificates:

    Support              Class A-2 Certificates
 Certificates:

 Subordinated            Class M-1, Class M-2, Class M-3, Class M-4,
 Certificates:           Class M-5, Class M-6, Class M-7, Class M-8 and
                         Class M-9 Certificates

    LIBOR                Senior Certificates (other than the Class A-R
 Certificates:           Certificates) and Subordinated Certificates

    Offered              Senior and Subordinated Certificates
 Certificates:

 Non-offered             Class P-1, Class P-2 and Class C Certificates
 Certificates:



The rights of the holders of the subordinated certificates to receive distributions of principal and interest will be subordinate to the rights of the holders of the senior certificates.

The Class C Certificates will be entitled to receive any monthly excess cashflow from the mortgage loans after required distributions are made to the senior and subordinated certificates.

The Class P-1 and Class P-2 Certificates will be entitled to receive all prepayment charges received on the mortgage loans, in each case paid by borrowers upon certain full or partial prepayment of the mortgage loans. These amounts will not be available for distribution to other classes of certificates.

The Class P-1, Class P-2 and Class C Certificates are not offered by this free writing prospectus.

Record Date

The business day immediately preceding a distribution date in the case of the LIBOR certificates or, in the case of the Class A-R Certificates or if the LIBOR certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Denominations

LIBOR  Certificates:

$25,000 and multiples of $1,000 in excess thereof.

Class A-R Certificates:

$100.

Registration of Certificates

LIBOR Certificates

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Class A-R Certificates

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution date is scheduled for January 25, 2007.

Interest Distributions

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive interest accrued at the applicable pass-through rate during the related interest accrual period on its class certificate balance immediately prior to that distribution date, any interest carry forward amount and any net rate carryover due and any accrued interest on this amount.

Interest will accrue for each interest accrual period related to a distribution date on each class of offered certificates at the least of (1) the applicable annual rate as described in the table on page S-8 for that class of certificates, (2) the net rate cap for that distribution date and (3) a per annum rate of 10.5%. The net rate cap is a limitation generally based on the weighted average mortgage rates of the mortgage loans during the applicable due period, net of certain fees and expenses of the issuing entity and any swap payments owed to the swap counterparty.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each class of certificates will be reduced proportionately by the amount of this excess.

For each class of subordinated certificates, any interest carry forward amount (which is interest due, but not paid, on a prior distribution date) will be payable from excess cashflow as and to the extent described in this free writing prospectus and from payments allocated to the issuing entity (if any) in respect of the swap contract (until the swap contract termination date) and, beginning in January 2012, the corridor contract (until the corridor contract termination date) in the manner described in this free writing prospectus.

Principal Distributions

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the distribution of principal. The manner of distributing principal among the classes of certificates will depend on the priority of distributions, which will differ, as described in this free writing prospectus, depending on whether the distribution date is before or on or after the stepdown date and on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates will generally consist of the following amounts with respect to the mortgage loans (after the fees and expenses described under that heading are subtracted):

     o    payments of interest on the mortgage loans less the expense fees;

     o interest collected in connection with prepayments of the mortgage loans;

     o    interest amounts advanced by the servicer;

     o any compensating interest paid by the servicer related to prepayments of the mortgage loans; and

     o liquidation proceeds of the mortgage loans (to the extent allocable to interest).

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will generally consist of the following amounts in each case to the extent received, collected or paid as provided in the pooling and servicing agreement:

     o    payments of principal of the mortgage loans;

     o    principal advances by the servicer ;

     o    prepayments on the mortgage loans;

     o the stated principal balance of any mortgage loans repurchased or purchased by the seller or the servicer, as applicable;

     o the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

     o    subsequent recoveries with respect to the mortgage loans;

     o liquidation proceeds of the mortgage loans (to the extent allocable to principal); and

     o excess cashflow (to the extent available) to maintain the overcollateralization target amount as described under "Description of the Certificates--Overcollateralization Provisions" in this free writing prospectus.


Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

     o the servicing fee and additional servicing compensation due to the servicer;

     o    any lender paid mortgage insurance premiums;

     o amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and the trustee are entitled to be reimbursed;

     o    net swap payment amounts payable to the swap counterparty;

     o all prepayment charges (which are distributable only to the Class P-1 and Class P-2 Certificates); and

     o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

These amounts will reduce the amount distributed to the certificateholders.

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan of 0.375% per annum (referred to as the servicing fee rate).

Additional Servicing Compensation

The servicer is also entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to liquidated mortgage loans as described under "Description of the Certificates--Priority of Distributions Among Certificates."

Source and Priority of Distributions

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Interest Distributions

In general, on any distribution date, the interest remittance amount will be distributed in the following priority:

      first, to the supplemental interest reserve fund, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty under the swap contract with respect to that distribution date second, concurrently, to the classes of senior certificates, pro rata based on their respective interest entitlements for that distribution date, current interest and interest carry forward amounts; and

      third, sequentially, in the order of their numerical class designations, to each class of subordinated certificates, current interest due for each class for that distribution date; and

      fourth, as part of the excess cashflow, as described under "Overcollateralization--Application of Excess Cashflow" below.

Priority of Principal Distributions

General
-------

The manner of allocating principal distributions among the classes of certificates will differ, as described in this free writing prospectus, depending upon the occurrence of several different events or triggers:

     o whether a distribution date occurs before or on or after the "stepdown date," which is the earlier of

     o the first distribution date after the distribution date on which the aggregate class certificate balance of the senior certificates is reduced to zero; and

     o the later of (1) the distribution date in January 2010 and (2) the first distribution date on which the ratio of (a) the aggregate class certificate balance of the subordinated certificates plus any overcollateralized amount to (b) the aggregate stated principal balance of the mortgage loans equals or exceeds the applicable percentage specified in this free writing prospectus;

     o whether cumulative losses on the mortgage loans are higher than certain levels specified in this free writing prospectus (a "cumulative loss trigger event"); and

     o whether the rate of delinquencies of the mortgage loans over any three-month period is higher than certain levels set forth in this free writing prospectus (a "delinquency trigger event").

A "trigger event" will be in effect if on any distribution date either (i) a cumulative loss trigger event or (ii) a delinquency trigger event is in effect for that distribution date.

Distributions of principal to the classes of offered certificates are based on the "principal distribution amount," which is, generally for any distribution date, the amount of principal collected or advanced by the servicer on the mortgage loans during the related due period, plus other amounts collected or recovered (such as insurance proceeds) which are to be allocated to principal, but minus certain costs reimbursable to the trustee or the servicer.

Effect of the Stepdown Date If a Trigger Event is Not in Effect
---------------------------------------------------------------

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the classes of senior certificates until those classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinated certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under "Description of the Certificates -- Distributions -- Distributions of Principal Distribution Amount" in this free writing prospectus.

Priority of Principal Distributions

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount will be distributed in the following priority:

     (i) to the supplemental interest reserve fund, any net swap payment and any swap termination payment owed to the swap counterparty (other than a swap termination payment due to a swap counterparty trigger event), to the extent not previously paid from the interest remittance amount;

(ii) to the Class A-R Certificates until its class certificate balance is reduced to zero;

(iii) concurrently, to the Class A-1 and Class A-2 Certificates, pro rata based on their respective class certificate balances, until their respective class certificate balances are reduced to zero;

(iv) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

(v)  as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount will be distributed in the following priority:

     (i) to the supplemental interest reserve fund, any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) owed to the swap counterparty, to the extent not previously paid from the interest funds;

     (ii) in an amount up to the senior principal distribution amount for that distribution date, concurrently, to the Class A-1 and Class A-2 Certificates, pro rata based on their respective outstanding class certificate balances, until their respective class certificate balances are reduced to zero; and

     (iii) sequentially, to each of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class

M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the subordinated class principal target amount for each such class until their respective class certificate balances are reduced to zero; and

     (iv)  as part of the excess cashflow.

The Swap Contract

The supplemental interest trustee, on behalf of the supplemental interest trust, will enter into an interest rate swap contract with The Bank of New York.

On or prior to each distribution date to and including the swap contract termination date, the supplemental interest trustee will be obligated to pay to the swap counterparty for the swap contract an amount equal to the product of
(a) 5.0170% per annum, (b) 250, (c) the swap contract notional balance for that distribution date and (d) the number of days in the related calculation period (calculated on the basis of a 360-day year divided into twelve 30-day months) divided by 360. In addition, on or prior to the distribution date to and including the swap contract termination date, the swap counterparty will be obligated to pay to the supplemental interest trustee an amount equal to the product of (a) one-month LIBOR (as determined by the swap counterparty), (b) 250, (c) the swap contract notional balance for that distribution date and (d) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

On each distribution date, to the extent that the amount payable by the supplemental interest trustee exceeds the amount payable by the swap counterparty, the trustee will be required to deduct from the available funds the amount of that excess and, in its capacity as supplemental interest trustee, to remit the amount of that excess to the swap counterparty for the swap contract. To the extent that the amount payable by the swap counterparty exceeds the amount payable by the supplemental interest trustee, the swap counterparty will be required to pay to the supplemental interest trustee the amount of that excess. Any net payment received by the supplemental interest trustee from the swap counterparty will be used to cover unpaid current interest, interest carry forward amounts, net rate carryover and unpaid realized loss amounts on the LIBOR certificates and to restore and maintain overcollateralization on those certificates.

The Corridor Contract

The supplemental interest trust will also have the benefit of an interest rate corridor contract for the benefit of the LIBOR certificates. Amounts received on the corridor contract will be deposited in the supplemental interest reserve fund.

Beginning on the distribution date in January 2012 and on each distribution date thereafter to and including the corridor contract termination date, amounts received by the supplemental interest trustee in respect of the corridor contract will be available as described in this free writing prospectus to pay any net swap payment payable to the counterparty, any current interest and interest carry forward amounts, any unpaid realized loss amounts and any net rate carryover with respect to the LIBOR certificates and to restore and maintain overcollateralization to the required level as described under "Description of the Certificates - Supplemental Interest Reserve Fund" in the free writing prospectus.

Payments under the corridor contract will be made pursuant to the formulas described in "Description of the Certificates - The Corridor Contract" in this free writing prospectus. Any amounts received in excess of the amount necessary to cover the amounts described above will be paid as described under "Description of the Certificates--The Corridor Contract" in this free writing prospectus.

Limited Recourse

The only source of funds available for interest and principal distributions on the certificates will be the assets of the issuing entity and the supplemental interest trust. The issuing entity will have no source of funds other than collections and recoveries of the mortgage loans through insurance or otherwise. No other entity will be required or expected to make any distributions on the certificates.

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates following the distribution date on which the aggregate stated principal balance of all of the mortgage loans and foreclosed real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

Required Repurchases, Substitutions or Purchases of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification and that the modification is in lieu of a refinancing. In addition, under limited circumstances, the servicer will repurchase certain mortgage loans that experience an early payment default (default in the first three months following origination).

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the certificates consists solely of excess cashflow, overcollateralization, subordination, and the loss allocation features.

Overcollateralization
---------------------

On the closing date, the aggregate stated principal balance of the mortgage loans is expected to exceed the aggregate class certificate balance of the offered certificates by approximately $2,429,098, which represents approximately 0.35% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. This amount is referred to as "overcollateralization" and is approximately equal to the initial level of overcollateralization required by the pooling and servicing agreement.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

Excess Cashflow
---------------

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the classes of certificates, plus the weighted average expense fee rate and net swap payments. The "expense fee rate" is the sum of the servicing fee rate and lender paid mortgage insurance premiums. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to distribute interest on the certificates and the issuing entity expenses, will be used to reduce the aggregate class certificate balance of the certificates in order to maintain or restore the required level of overcollateralization.

Application of Excess Cashflow

    The amount of any excess interest, together with certain amounts of the principal distribution amount not paid to the certificates on any distribution date, will be applied as "excess cashflow" in order to pay principal on the certificates, to pay unpaid realized loss amounts, to pay net rate carryover amounts and to make other payments as described in this free writing prospectus.

    Any excess cashflow will be distributed on each distribution date in the following priority:

1. to the classes of certificates that are entitled to receive principal on that distribution date to the extent necessary to maintain or restore the required level of overcollateralization;

2. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to any interest carry forward amount for each such class;

3. sequentially, to the Class A-1 and Class A-2 Certificates, in that order, in an amount equal to the unpaid realized loss amount for each such class;

4. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in an amount equal to the unpaid realized loss amount for each such class;

5. (i) to the classes of senior certificates, pro rata based on their respective unpaid net rate carryover amounts to the extent needed to pay any unpaid net rate carryover for each such class and (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, to pay any unpaid net rate carryover for each such class;

6. to the supplemental interest reserve fund in an amount equal to any swap termination payment due to the swap counterparty as a result of a swap counterparty trigger event under the swap contract;

7. to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Subordination
-------------

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

The senior certificates will have a distribution priority over the subordinated certificates. Among the classes of subordinated certificates, the Class M-1 Certificates will have the highest distribution priority.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans (to the extent that those losses exceed any monthly excess interest and any overcollateralization) among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority before realized losses on the mortgage loans are allocated to the support class of senior certificates.

Allocation of Losses

After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to the subordinated certificates will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinated certificates, beginning with the class of subordinated certificates with the lowest distribution priority, until the class certificate balance of that subordinated class has been reduced to zero. If the aggregate class certificate balance of the subordinated certificates is reduced to zero, any realized losses on the mortgage loans will be allocated, sequentially, to the Class A-2 and Class A-1 Certificates, in that order, until their respective class certificate balances are reduced to zero.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the carryover reserve fund) will comprise one or more real estate mortgage investment conduits in a tiered structure. The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC. Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the Class A-R Certificate, will represent the regular interests in the Master REMIC. The rights of the LIBOR certificates to receive payments of net rate carryover will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation ss. 1.860G-2(i). The Class A-R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.

The corridor contract, the supplemental interest reserve fund, the supplemental interest trust and the carryover reserve fund will not constitute any part of any REMIC created under the pooling and servicing agreement.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions, including satisfying the requirements of an investor based class exemption, are met.

Legal Investment

The senior certificates and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The other classes of certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

                                                  SUMMARY OF TRANSACTION PARTIES



                                 -----------------------------------------
                                |            Sponsor and Seller           |
                                |            ------------------           |
                                |           IndyMac Bank, F.S.B.          |
                                |                                         |
                                |                                         |
                                 -----------------------------------------
                                                    |   Mortgage Loans
                                                    |
                                                    |
                                                    |
                                                    |
                                                    |
                                                    |
                                                    |
                                                   \ /
                                      -----------------------------
                                     |          Depositor          |
                                     |          ---------          |
                                     |      IndyMac MBS, Inc.      |
                                     |                             |
                                      -----------------------------
                                                    |
                                                    |
                                                    |      ----------------------------                     -----------------------
                                                    |     |      Swap Counterparty     |                   | Corridor Counterparty |
                                                    |     |       -----------------    |                   | --------------------- |
                                                    |     |     The Bank of New York   |                   |  The Bank of New York |
                                                    |     |                            |                   |                       |
                                                    |     |                            |                   |                       |
                                   Mortgage Loans   |      ----------------------------                    /------------------------
                                                    |          Net Swap Payments   / \  |                 /
                                                    |          on the Swap          |   |                /
                                                    |          Contract             |   |               /  Payments on the
                                                    |          the Swap             |   |              /   Corridor Contract
                                                    |          Counterparty if      |   |             /
                                                    |          LIBOR is greater     |   |            /
                                                   \ /         than One-Month       |  \ /         \ /
 -------------------             --------------------------    LIBOR plus a fixed   ----------------------------
|      Servicer     | Mortgage  |      Issuing Entity      |   margin              |                            |
|      --------     | Loan      |      --------------      |                       |   Supplemental Interest    |
|    IndyMac Bank,  | Servicing |IndyMac INDX Mortgage Loan|                       |   ---------------------    |
|        F.S.B.     |---------->|     Trust 2006-AR39      |---------------------->|           Trust            |
|                   |           |                          |                       |           -----            |
|                   |           |          Trustee         |                       |                            |
|                   |           |          -------         |                        -----------------------------
|                   |           |  Deutsche Bank National  |                          |
|                   |           |      Trust Company       |                          |
 -------------------             --------------------------                           |
                                                      \                               |
                                     Distributions     \                              |
                                                        \                             |
                                                        \ /                          \ /
                                                      --------------------------------
                                                     |                                |
                                                     |                                |
                                                     |       Certificateholders       |
                                                     |       ------------------       |
                                                     |                                |
                                                      --------------------------------


                                Mortgage Loans


                   Mortgage Rates for the Mortgage Loans(1)
-------------------------------------------------------------------------------

                                                           Percent of                           Weighted
                                               Aggregate    Aggregate       Average  Weighted    Average      Weighted
                            Number of          Principal    Principal       Current   Average       FICO       Average
Range of                     Mortgage            Balance      Balance     Principal  Mortgage     Credit      Loan-to-
Mortgage Rates (%)              Loans        Outstanding  Outstanding       Balance      Rate      Score   Value Ratio
--------------------------  ---------    ---------------  -----------  ------------  --------    -------   -----------
4.501 - 4.750.............          6    $  2,008,370.12        0.29%  $ 334,728.35     4.688%       686        80.00%
4.751 - 5.000.............         43      16,371,651.37        2.36     380,736.08     4.940        706        79.24
5.001 - 5.250.............         30      10,874,156.84        1.57     362,471.89     5.196        707        77.21
5.251 - 5.500.............         44      15,864,907.75        2.29     360,566.09     5.460        692        76.34
5.501 - 5.750.............         94      35,116,575.11        5.06     373,580.59     5.706        709        71.96
5.751 - 6.000.............        161      70,740,902.50       10.19     439,384.49     5.943        712        71.80
6.001 - 6.250.............        230     104,996,924.87       15.13     456,508.37     6.201        717        70.91
6.251 - 6.500.............        342     151,263,331.75       21.80     442,290.44     6.433        713        72.52
6.501 - 6.750.............        255      97,701,138.17       14.08     383,141.72     6.684        703        73.49
6.751 - 7.000.............        250      78,713,082.25       11.34     314,852.33     6.915        703        76.96
7.001 - 7.250.............        127      34,787,503.45        5.01     273,917.35     7.204        697        77.92
7.251 - 7.500.............         99      29,749,546.20        4.29     300,500.47     7.444        710        78.01
7.501 - 7.750.............         80      22,888,699.44        3.30     286,108.74     7.682        689        76.56
7.751 - 8.000.............         64      14,772,591.77        2.13     230,821.75     7.891        705        78.66
8.001 - 8.250.............         15       3,462,115.82        0.50     230,807.72     8.213        668        79.89
8.251 - 8.500.............         15       2,812,605.55        0.41     187,507.04     8.446        677        79.33
8.501 - 8.750.............          6         812,786.31        0.12     135,464.39     8.674        668        79.99
8.751 - 9.000.............          1         350,559.00        0.05     350,559.00     8.875        658        80.00
9.001 - 9.250.............          2         628,750.00        0.09     314,375.00     9.201        744        89.18
                            ---------    ---------------  ----------
    Total.................      1,864    $693,916,198.27      100.00%
                            =========    ===============  ==========

------------
(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.497% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 6.489%


             Current Principal Balances for the Mortgage Loans(1)
-------------------------------------------------------------------------------

                                                            Percent of                           Weighted
                                               Aggregate     Aggregate       Average  Weighted    Average      Weighted
                            Number of          Principal     Principal       Current   Average       FICO       Average
Range of Current Mortgage    Mortgage            Balance       Balance     Principal  Mortgage     Credit      Loan-to-
Loan Principal Balances ($)     Loans        Outstanding   Outstanding       Balance      Rate      Score   Value Ratio
--------------------------  ---------    ---------------   -----------  ------------  --------    -------   -----------
0.01 - 50,000.00..........          2    $     64,392.38         0.01%  $  32,196.19    8.272%        692        74.35%
50,000.01 - 100,000.00....         40       3,428,347.19         0.49      85,708.68    7.288         685        74.62
100,000.01 - 150,000.00...        166      21,333,748.03         3.07     128,516.55    7.041         704        76.52
150,000.01 - 200,000.00...        227      40,241,089.23         5.80     177,273.52    6.882         704        76.13
200,000.01 - 250,000.00...        197      44,500,228.70         6.41     225,889.49    6.751         702        75.28
250,000.01 - 300,000.00...        213      58,914,288.48         8.49     276,592.90    6.535         699        75.65
300,000.01 - 350,000.00...        188      61,142,293.44         8.81     325,224.97    6.405         698        76.28
350,000.01 - 400,000.00...        150      55,705,176.38         8.03     371,367.84    6.301         701        76.53
400,000.01 - 450,000.00...        143      60,765,714.57         8.76     424,935.07    6.342         709        75.39
450,000.01 - 500,000.00...        135      64,252,989.79         9.26     475,948.07    6.595         707        77.15
500,000.01 - 550,000.00...         93      48,582,514.35         7.00     522,392.63    6.406         717        76.76
550,000.01 - 600,000.00...         74      42,302,574.33         6.10     571,656.41    6.357         721        73.08
600,000.01 - 650,000.00...         71      44,602,878.28         6.43     628,209.55    6.474         710        75.79
650,000.01 - 700,000.00...         39      26,438,549.25         3.81     677,911.52    6.286         711        72.76
700,000.01 - 750,000.00...         23      16,829,100.00         2.43     731,700.00    6.415         735        74.26
750,000.01 - 800,000.00...         15      11,664,695.98         1.68     777,646.40    6.424         726        69.64
800,000.01 - 850,000.00...         15      12,404,954.00         1.79     826,996.93    6.606         706        70.61
850,000.01 - 900,000.00...         10       8,790,194.34         1.27     879,019.43    6.451         703        69.60
900,000.01 - 950,000.00...          4       3,715,000.00         0.54     928,750.00    6.530         676        54.22
950,000.01 - 1,000,000.00.         29      28,750,680.67         4.14     991,402.78    6.444         705        66.39
1,000,000.01 - 1,500,000.00        28      35,341,788.88         5.09   1,262,206.75    6.420         713        59.75
1,500,000.01 - 2,000,000.00         1       2,000,000.00         0.29   2,000,000.00    6.250         777        48.78
2,000,000.01 - 2,500,000.00         1       2,145,000.00         0.31   2,145,000.00    6.000         694        65.00
                            ---------    ---------------   ----------
    Total.................      1,864    $693,916,198.27       100.00%
                            =========    ===============   ==========

------------
(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $372,273.

            Original Loan-to-Value Ratios for the Mortgage Loans(1)
-------------------------------------------------------------------------------

                                                           Percent of                           Weighted
                                               Aggregate    Aggregate       Average  Weighted    Average      Weighted
                            Number of          Principal    Principal       Current   Average       FICO       Average
Range of Original Loan-To-   Mortgage            Balance      Balance     Principal  Mortgage     Credit      Loan-to-
Value Ratios (%)                Loans        Outstanding  Outstanding       Balance      Rate      Score   Value Ratio
--------------------------  ---------    ---------------  -----------  ------------  --------    -------   -----------
10.01 - 15.00.............          2    $    200,702.50        0.03%  $ 100,351.25    6.626%        743        14.56%
15.01 - 20.00.............          1         169,547.54        0.02     169,547.54    6.625         741        18.89
20.01 - 25.00.............          4       2,898,340.83        0.42     724,585.21    6.539         719        21.68
25.01 - 30.00.............          4       2,138,000.00        0.31     534,500.00    6.106         727        28.46
30.01 - 35.00.............          6       1,845,800.00        0.27     307,633.33    6.802         680        33.41
35.01 - 40.00.............         12       5,210,900.00        0.75     434,241.67    6.331         672        39.05
40.01 - 45.00.............         17       6,763,186.58        0.97     397,834.50    6.235         672        42.34
45.01 - 50.00.............         25      10,985,294.22        1.58     439,411.77    6.523         713        48.27
50.01 - 55.00.............         46      20,150,407.30        2.90     438,052.33    6.286         692        52.54
55.01 - 60.00.............         69      30,435,923.91        4.39     441,100.35    6.263         709        57.85
60.01 - 65.00.............        109      56,738,080.07        8.18     520,532.84    6.370         709        63.62
65.01 - 70.00.............         91      44,023,520.57        6.34     483,774.95    6.484         697        68.26
70.01 - 75.00.............        128      58,318,633.35        8.40     455,614.32    6.535         709        73.77
75.01 - 80.00.............      1,267     430,716,688.74       62.07     339,950.03    6.530         710        79.75
80.01 - 85.00.............         29       9,684,668.31        1.40     333,954.08    6.483         712        84.10
85.01 - 90.00.............         29       7,091,539.79        1.02     244,535.85    6.865         703        89.29
90.01 - 95.00.............         23       6,221,064.56        0.90     270,481.07    6.849         724        94.23
95.01 - 100.00............          2         323,900.00        0.05     161,950.00    7.775         715        99.66
                            ---------    ---------------  ----------
    Total.................      1,864    $693,916,198.27      100.00%
                            =========    ===============  ==========

------------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 74.02%.


            Original Term To Stated Maturity for the Mortgage Loans
-------------------------------------------------------------------------------

                                                           Percent of                           Weighted
                                               Aggregate    Aggregate       Average  Weighted    Average      Weighted
                            Number of          Principal    Principal       Current   Average       FICO       Average
Original Term to Stated      Mortgage            Balance      Balance     Principal  Mortgage     Credit      Loan-to-
Maturity (months)               Loans        Outstanding  Outstanding       Balance      Rate      Score   Value Ratio
--------------------------  ---------    ---------------  -----------  ------------  --------    -------   -----------
360.......................      1,864    $693,916,198.27      100.00%   $372,272.64    6.497%        708        74.02%
                            ---------    ---------------  ----------
    Total.................      1,864    $693,916,198.27      100.00%
                            =========    ===============  ==========


         Remaining Terms to Stated Maturity for the Mortgage Loans(1)
-------------------------------------------------------------------------------

                                                           Percent of                           Weighted
                                               Aggregate    Aggregate       Average  Weighted    Average      Weighted
                            Number of          Principal    Principal       Current   Average       FICO       Average
Remaining Terms to Stated    Mortgage            Balance      Balance     Principal  Mortgage     Credit      Loan-to-
Maturity (months)               Loans        Outstanding  Outstanding       Balance      Rate      Score   Value Ratio
--------------------------  ---------    ---------------  -----------  ------------  --------    -------   -----------
347.......................          1    $     50,702.50        0.01%  $  50,702.50    7.000%        632        13.25%
349.......................          1         351,628.00        0.05     351,628.00    6.000         790        57.18
351.......................          1         244,693.00        0.04     244,693.00    6.500         725        93.39
353.......................          3         517,560.00        0.07     172,520.00    7.595         774        77.74
354.......................          7       1,555,162.93        0.22     222,166.13    7.889         688        78.73
355.......................         30      10,263,329.26        1.48     342,110.98    7.353         711        72.09
356.......................         71      22,024,982.38        3.17     310,211.02    7.168         715        74.54
357.......................         65      17,543,761.80        2.53     269,904.03    6.999         710        76.84
358.......................        414     133,495,544.12       19.24     322,453.01    6.464         715        77.46
359.......................        665     233,199,277.78       33.61     350,675.61    6.605         704        73.94
360.......................        606     274,669,556.50       39.58     453,250.09    6.294         706        72.24
                            ---------    ---------------  ----------
    Total.................      1,864    $693,916,198.27      100.00%
                            =========    ===============  ==========

------------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 359 months.

  Geographic Distribution of the Mortgaged Properties for the Mortgage Loans
-------------------------------------------------------------------------------

                                                           Percent of                           Weighted
                                               Aggregate    Aggregate       Average  Weighted    Average      Weighted
                            Number of          Principal    Principal       Current   Average       FICO       Average
                             Mortgage            Balance      Balance     Principal  Mortgage     Credit      Loan-to-
Geographic Area                 Loans        Outstanding  Outstanding       Balance      Rate      Score   Value Ratio
--------------------------  ---------    ---------------  -----------  ------------  --------    -------   -----------
Alabama..................           1    $    135,425.00        0.02%  $ 135,425.00    6.000%        623        72.42%
Arizona..................          91      24,525,011.31        3.53     269,505.62    6.702         710        77.06
California...............         804     374,906,231.56       54.03     466,301.28    6.289         711        72.37
Colorado.................          36      10,477,453.38        1.51     291,040.37    6.527         715        70.52
Connecticut..............          12       5,712,575.68        0.82     476,047.97    6.733         683        72.47
District of Columbia.....           8       4,641,350.00        0.67     580,168.75    6.941         705        75.24
Delaware.................           4       1,379,200.00        0.20     344,800.00    6.944         681        80.00
Florida..................         143      41,214,596.44        5.94     288,213.96    7.008         706        74.57
Georgia..................          79      16,569,028.52        2.39     209,734.54    7.015         700        79.29
Hawaii...................           8       3,972,100.00        0.57     496,512.50    6.267         687        72.36
Iowa.....................           4         441,980.85        0.06     110,495.21    7.028         730        79.20
Idaho....................           6       1,477,520.00        0.21     246,253.33    7.542         677        76.61
Illinois.................          48      15,050,891.61        2.17     313,560.24    6.877         701        75.37
Indiana..................           5       1,130,270.00        0.16     226,054.00    6.974         734        78.95
Kansas...................           2         272,246.89        0.04     136,123.45    7.510         675        86.60
Kentucky.................           9       1,662,580.52        0.24     184,731.17    6.278         714        80.00
Louisiana................           2         327,100.00        0.05     163,550.00    6.875         709        68.03
Massachusetts............          40      13,473,186.86        1.94     336,829.67    6.845         688        75.04
Maryland.................          83      27,227,946.34        3.92     328,047.55    6.863         697        76.15
Maine....................           4       1,365,109.56        0.20     341,277.39    6.685         677        73.40
Michigan.................          38       7,410,196.56        1.07     195,005.17    6.685         677        77.66
Minnesota................          17       4,359,652.28        0.63     256,450.13    6.854         706        81.34
Missouri.................           4         832,949.71        0.12     208,237.43    7.984         737        86.93
North Carolina...........          19       3,594,033.30        0.52     189,159.65    6.603         691        74.94
North Dakota.............           1         116,800.00        0.02     116,800.00    7.750         730        80.00
Nebraska.................           2         596,623.39        0.09     298,311.70    6.970         683        80.00
New Hampshire............           3         455,147.99        0.07     151,716.00    7.726         690        80.00
New Jersey...............          48      18,391,600.28        2.65     383,158.34    6.535         696        74.82
New Mexico...............           3         402,067.42        0.06     134,022.47    7.324         723        77.19
Nevada...................          59      18,684,898.88        2.69     316,693.20    6.539         711        76.00
New York.................          54      23,517,598.66        3.39     435,511.09    6.589         697        73.99
Ohio.....................          14       4,136,340.42        0.60     295,452.89    6.869         715        72.72
Oklahoma.................           1          64,000.00        0.01      64,000.00    7.000         655        80.00
Oregon...................          18       4,399,238.16        0.63     244,402.12    6.553         712        79.60
Pennsylvania.............          12       2,587,259.29        0.37     215,604.94    6.668         741        80.33
Rhode Island.............           4         938,836.67        0.14     234,709.17    7.323         706        78.64
South Carolina...........          24       6,367,808.43        0.92     265,325.35    6.833         690        77.88
South Dakota.............           1         109,531.88        0.02     109,531.88    8.375         695        80.00
Tennessee................           6         716,516.98        0.10     119,419.50    7.030         691        78.18
Texas....................          16       2,360,949.20        0.34     147,559.33    6.850         719        79.59
Utah.....................          14       4,567,144.01        0.66     326,224.57    7.073         752        77.35
Virginia.................          64      24,827,892.49        3.58     387,935.82    6.350         712        77.49
Vermont..................           1         429,500.00        0.06     429,500.00    6.250         714        71.58
Washington...............          43      15,582,504.60        2.25     362,383.83    6.502         720        75.94
Wisconsin................           4       1,235,516.47        0.18     308,879.12    7.011         707        77.21
West Virginia............           4       1,039,386.68        0.15     259,846.67    7.409         679        80.00
Wyoming..................           1         230,400.00        0.03     230,400.00    7.250         676        80.00
                            ---------    ---------------  ----------
    Total.................      1,864    $693,916,198.27      100.00%
                            =========    ===============  ==========

           Mortgagors' FICO Credit Scores for the Mortgage Loans(1)
-------------------------------------------------------------------------------

                                                           Percent of                           Weighted
                                               Aggregate    Aggregate       Average  Weighted    Average      Weighted
                            Number of          Principal    Principal       Current   Average       FICO       Average
Range of FICO                Mortgage            Balance      Balance     Principal  Mortgage     Credit      Loan-to-
Credit Scores                   Loans        Outstanding  Outstanding       Balance      Rate      Score   Value Ratio
--------------------------  ---------    ---------------  -----------  ------------  --------    -------   -----------
Not available............           3    $    463,873.53        0.07%  $ 154,624.51    8.209%        N/A        79.22%
601 - 620................          11       3,318,459.10        0.48     301,678.10    7.371         620        71.71
621 - 640................         123      35,364,747.89        5.10     287,518.28    6.654         632        69.45
641 - 660................         180      63,605,826.84        9.17     353,365.70    6.590         650        72.27
661 - 680................         299     105,863,261.76       15.26     354,057.73    6.546         671        74.53
681 - 700................         355     140,907,517.91       20.31     396,922.59    6.432         690        72.84
701 - 720................         219      80,667,101.30       11.62     368,342.93    6.443         711        76.88
721 - 740................         219      80,189,999.86       11.56     366,164.38    6.540         731        75.19
741 - 760................         188      79,086,788.10       11.40     420,674.40    6.422         750        74.97
761 - 780................         155      62,113,355.39        8.95     400,731.33    6.491         771        73.47
781 - 800................          89      33,759,305.37        4.87     379,318.04    6.424         789        74.28
801 - 820................          23       8,575,961.22        1.24     372,867.88    6.316         806        75.73
                            ---------    ---------------  ----------
    Total.................      1,864    $693,916,198.27      100.00%
                            =========    ===============  ==========

------------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans (not including the Mortgage Loans for which the FICO Credit Score was not available) was approximately 708.



             Types of Mortgaged Properties for the Mortgage Loans
-------------------------------------------------------------------------------

                                                           Percent of                           Weighted
                                               Aggregate    Aggregate       Average  Weighted    Average      Weighted
                            Number of          Principal    Principal       Current   Average       FICO       Average
                             Mortgage            Balance      Balance     Principal  Mortgage     Credit      Loan-to-
Property Type                   Loans        Outstanding  Outstanding       Balance      Rate      Score   Value Ratio
--------------------------  ---------    ---------------  -----------  ------------  --------    -------   -----------
Single Family Residence..       1,064    $412,647,384.07       59.47%  $ 387,826.49    6.474%        706        73.74%
Planned Unit Development
(PUD)....................         459     164,777,449.97       23.75     358,992.27    6.548         709        75.72
Condominium..............         215      61,237,185.84        8.82     284,824.12    6.465         714        76.29
Two Family Residence.....          70      28,355,752.39        4.09     405,082.18    6.500         702        70.17
Three Family Residence...          25      15,696,611.21        2.26     627,864.45    6.710         715        62.64
Townhouse................          21       6,863,112.52        0.99     326,814.88    6.294         706        77.62
Four Family Residence....           9       3,989,250.00        0.57     443,250.00    6.691         727        67.57
Cooperative..............           1         349,452.27        0.05     349,452.27    7.250         681        20.59
                            ---------    ---------------  ----------
    Total.................      1,864    $693,916,198.27     100.00%
                            =========    ===============  ==========


                        Purposes of the Mortgage Loans
-------------------------------------------------------------------------------

                                                           Percent of                           Weighted
                                               Aggregate    Aggregate       Average  Weighted    Average      Weighted
                            Number of          Principal    Principal       Current   Average       FICO       Average
                             Mortgage            Balance      Balance     Principal  Mortgage     Credit      Loan-to-
Loan Purpose                    Loans        Outstanding  Outstanding       Balance      Rate      Score   Value Ratio
--------------------------  ---------    ---------------  -----------  ------------  --------    -------   -----------
Purchase.................       1,082    $360,221,266.28       51.91%  $ 332,921.69    6.514%        716        78.84%
Refinance (Cash Out).....         499     199,866,592.97       28.80     400,534.25    6.515         695        66.74
Refinance (Rate/Term)....         283     133,828,339.02       19.29     472,891.66    6.424         704        71.91
                            ---------    ---------------  ----------
    Total.................      1,864    $693,916,198.27      100.00%
                            =========    ===============  ==========

                   Occupancy Types for the Mortgage Loans(1)
-------------------------------------------------------------------------------

                                                           Percent of                           Weighted
                                               Aggregate    Aggregate       Average  Weighted    Average      Weighted
                            Number of          Principal    Principal       Current   Average       FICO       Average
                             Mortgage            Balance      Balance     Principal  Mortgage     Credit      Loan-to-
Occupancy Type                  Loans        Outstanding  Outstanding       Balance      Rate      Score   Value Ratio
--------------------------  ---------    ---------------  -----------  ------------  --------    -------   -----------
Primary Home.............       1,576    $603,027,009.53       86.90%  $ 382,631.35    6.443%        705        74.79%
Investment...............         203      62,754,827.31        9.04     309,137.08    6.881         730        67.68
Secondary Home...........          85      28,134,361.43        4.05     330,992.49    6.801         708        71.61
                            ---------    ---------------  ----------
    Total.................      1,864    $693,916,198.27      100.00%
                            =========    ===============  ==========

------------
(1) Based upon representations of the related mortgagors at the time of origination.


                Loan Documentation Type for the Mortgage Loans
-------------------------------------------------------------------------------

                                                           Percent of                           Weighted
                                               Aggregate    Aggregate       Average  Weighted    Average      Weighted
                            Number of          Principal    Principal       Current   Average       FICO       Average
Type of Documentation        Mortgage            Balance      Balance     Principal  Mortgage     Credit      Loan-to-
Program                         Loans        Outstanding  Outstanding       Balance      Rate      Score   Value Ratio
--------------------------  ---------    ---------------  -----------  ------------  --------    -------   -----------
Full/Alternate...........         282    $ 99,296,171.18       14.31%  $ 352,114.08    6.373%        703         75.77%
FastForward..............           7       4,269,000.00        0.62     609,857.14    6.224         757         77.62
Stated Income............         977     371,930,148.88       53.60     380,685.93    6.497         707         75.15
No Ratio.................         274     111,566,647.10       16.08     407,177.54    6.458         713         74.80
No Income/No Asset.......         182      53,267,071.56        7.68     292,676.22    6.962         698         72.65
No Doc...................         142      53,587,159.55        7.72     377,374.36    6.368         713         62.33
                            ---------    ---------------  ----------
    Total.................      1,864    $693,916,198.27      100.00%
                            =========    ===============  ==========


                 Ranges of Loan Age for the Mortgage Loans(1)
-------------------------------------------------------------------------------

                                                           Percent of                           Weighted
                                               Aggregate    Aggregate       Average  Weighted    Average      Weighted
                            Number of          Principal    Principal       Current   Average       FICO       Average
Range of                     Mortgage            Balance      Balance     Principal  Mortgage     Credit      Loan-to-
Loan Ages (months)              Loans        Outstanding  Outstanding       Balance      Rate      Score   Value Ratio
--------------------------  ---------    ---------------  -----------  ------------  --------    -------   -----------
0.........................         21    $  9,251,290.00        1.33%  $ 440,537.62    6.363%        714         77.17%
1 - 6.....................      1,782     653,268,484.45       94.14     366,592.86    6.500         708         74.10
7 - 12....................         28      10,582,242.32        1.53     377,937.23    6.744         687         76.39
13 - 18...................         29      18,258,181.50        2.63     629,592.47    6.322         702         68.73
19 - 24...................          2       1,364,000.00        0.20     682,000.00    6.408         668         73.72
31 - 36...................          2       1,192,000.00        0.17     596,000.00    6.226         665         62.59
                            ---------    ---------------  ----------
 Total....................      1,864    $693,916,198.27      100.00%
                            =========    ===============  ==========

------------
(1) As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately 3 months.

                     Loan Programs for the Mortgage Loans
-------------------------------------------------------------------------------

                                                           Percent of                           Weighted
                                               Aggregate    Aggregate       Average  Weighted    Average      Weighted
                            Number of          Principal    Principal       Current   Average       FICO       Average
                             Mortgage            Balance      Balance     Principal  Mortgage     Credit      Loan-to-
Loan Program                    Loans        Outstanding  Outstanding       Balance      Rate      Score   Value Ratio
--------------------------  ---------    ---------------  -----------  ------------  --------    -------   -----------
5/1 CMT Interest Only.....         33    $  7,797,889.46        1.12%  $ 236,299.68    6.324%        726        80.59%
5/1 LIBOR.................         63      19,773,162.38        2.85     313,859.72    6.327         697        71.50
5/1 LIBOR 40/30 Balloon...         13       3,798,200.84        0.55     292,169.30    6.175         702        77.30
5/1 LIBOR Interest Only...        782     320,200,259.45       46.14     409,463.25    6.264         707        73.81
5/6 LIBOR.................         83      23,189,440.32        3.34     279,390.85    7.196         714        71.35
5/6 LIBOR 40/30 Balloon...          2         526,659.11        0.08     263,329.56    7.591         653        79.85
5/6 LIBOR Interest Only...        551     180,868,550.47       26.06     328,255.08    6.856         706        76.45
7/1 CMT Interest Only.....          6       3,580,352.94        0.52     596,725.49    6.344         728        74.02
7/1 LIBOR.................         23       6,494,190.76        0.94     282,356.12    6.457         701        73.10
7/1 LIBOR Interest Only...        212     103,669,192.97       14.94     489,005.63    6.410         713        70.68
7/1 LIBOR 40/30 Balloon...          4       1,316,000.00        0.19     329,000.00    6.852         684        80.00
7/6 LIBOR.................         15       3,814,808.97        0.55     254,320.60    6.868         715        72.92
7/6 LIBOR Interest Only...         77      18,887,490.60        2.72     245,292.09    6.857         710        75.13
                            ---------    ---------------  ----------
    Total.................      1,864    $693,916,198.27      100.00%
                            =========    ===============  ==========


            Prepayment Charge Terms and Types of the Mortgage Loans
-------------------------------------------------------------------------------

                                                           Percent of                           Weighted
                                               Aggregate    Aggregate       Average  Weighted    Average      Weighted
                            Number of          Principal    Principal       Current   Average       FICO       Average
Prepayment Charge            Mortgage            Balance      Balance     Principal  Mortgage     Credit      Loan-to-
Term and Type (months)          Loans        Outstanding  Outstanding       Balance      Rate      Score   Value Ratio
--------------------------  ---------    ---------------  -----------  ------------  --------    -------   -----------
0.........................      1,306    $480,651,400.51       69.27%  $ 368,033.23    6.556%        710        74.08%
12-Hard...................        126      52,955,962.58        7.63     420,285.42    6.455         706        72.07
24-Soft...................          6       1,727,072.00        0.25     287,845.33    7.239         749        77.83
24-Hard...................         50      19,284,552.18        2.78     385,691.04    6.335         711        73.05
36-Soft...................         66      24,738,874.06        3.57     374,831.43    7.046         709        73.10
36-Hard...................        310     114,558,336.94       16.51     369,543.02    6.164         698        74.95
                            ---------    ---------------  ----------
    Total.................      1,864    $693,916,198.27      100.00%
                            =========    ===============  ==========



                    Gross Margins for the Mortgage Loans(1)
-------------------------------------------------------------------------------

                                                           Percent of                           Weighted
                                               Aggregate    Aggregate       Average  Weighted    Average      Weighted
                            Number of          Principal    Principal       Current   Average       FICO       Average
Range of Gross               Mortgage            Balance      Balance     Principal  Mortgage     Credit      Loan-to-
Margins (%)                     Loans        Outstanding  Outstanding       Balance      Rate      Score   Value Ratio
--------------------------  ---------    ---------------  -----------  ------------  --------    -------   -----------
2.001 - 2.250.............        798    $253,845,301.07       36.58%  $ 318,101.88    6.782%        710        75.82%
2.251 - 2.500.............          5       1,227,824.64        0.18     245,564.93    6.636         661        75.38
2.501 - 2.750.............        938     401,216,651.90       57.82     427,736.30    6.332         708        72.21
2.751 - 3.000.............         51      16,405,285.39        2.36     321,672.26    6.178         679        79.97
3.001 - 3.250.............         32       9,619,191.26        1.39     300,599.73    6.131         691        81.05
3.251 - 3.500.............         20       6,153,576.05        0.89     307,678.80    6.534         699        84.54
3.501 - 3.750.............          2         520,596.44        0.08     260,298.22    6.875         696        89.34
3.751 - 4.000.............         10       2,839,830.63        0.41     283,983.06    6.776         717        78.66
4.001 - 4.250.............          2         454,240.89        0.07     227,120.45    6.954         677        80.00
4.251 - 4.500.............          1         288,000.00        0.04     288,000.00    7.500         677        80.00
4.501 - 4.750.............          1         216,000.00        0.03     216,000.00    7.625         688        80.00
4.751 - 5.000.............          3         741,700.00        0.11     247,233.33    6.778         698        84.19
6.251 - 6.500.............          1         388,000.00        0.06     388,000.00    6.500         681        80.00
                            ---------    ---------------  ----------
    Total.................      1,864    $693,916,198.27      100.00%
                            =========    ===============  ==========

------------
(1) As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans was approximately 2.597%.

                Initial Adjustment Date for the Mortgage Loans
-------------------------------------------------------------------------------

                                                           Percent of                           Weighted
                                               Aggregate    Aggregate       Average  Weighted    Average      Weighted
                            Number of          Principal    Principal       Current   Average       FICO       Average
                             Mortgage            Balance      Balance     Principal  Mortgage     Credit      Loan-to-
Initial Adjustment Dates        Loans        Outstanding  Outstanding       Balance      Rate      Score   Value Ratio
--------------------------  ---------    ---------------  -----------  ------------  --------    -------   -----------
November 1, 2010..........          1    $     50,702.50        0.01%  $  50,702.50    7.000%        632         13.25%
May 1, 2011...............          3         517,560.00        0.07     172,520.00    7.595         774         77.74
June 1, 2011..............          7       1,555,162.93        0.22     222,166.13    7.889         688         78.73
July 1, 2011..............         24       8,448,353.73        1.22     352,014.74    7.399         710         72.28
August 1, 2011............         36      11,838,054.10        1.71     328,834.84    7.361         709         76.73
September 1, 2011.........         32       9,009,924.55        1.30     281,560.14    7.202         699         79.00
October 1, 2011...........        359     111,924,900.28       16.13     311,768.52    6.462         713         77.91
November 1, 2011..........        572     189,744,794.64       27.34     331,721.67    6.658         705         74.76
December 1, 2011..........        477     215,232,939.30       31.02     451,222.09    6.261         703         72.42
January 1, 2012...........         16       7,831,770.00        1.13     489,485.63    6.279         722         77.37
January 1, 2013...........          1         351,628.00        0.05     351,628.00    6.000         790         57.18
March 1, 2013.............          1         244,693.00        0.04     244,693.00    6.500         725         93.39
July 1, 2013..............          6       1,814,975.53        0.26     302,495.92    7.138         719         71.23
August 1, 2013............         35      10,186,928.28        1.47     291,055.09    6.944         723         71.98
September 1, 2013.........         33       8,533,837.25        1.23     258,601.13    6.785         721         74.57
October 1, 2013...........         55      21,570,643.84        3.11     392,193.52    6.476         723         75.14
November 1, 2013..........         93      43,454,483.14        6.26     467,252.51    6.372         699         70.37
December 1, 2013..........        108      49,836,527.20        7.18     461,449.33    6.443         715         70.37
January 1, 2014...........          5       1,768,320.00        0.25     353,664.00    6.191         723         80.00
                            ---------    ---------------  ----------
  Total...................      1,864    $693,916,198.27      100.00%
                            =========    ===============  ==========


               Maximum Mortgage Rates for the Mortgage Loans(1)
-------------------------------------------------------------------------------

                                                           Percent of                           Weighted
                                               Aggregate    Aggregate       Average  Weighted    Average      Weighted
                            Number of          Principal    Principal       Current   Average       FICO       Average
Range of Maximum             Mortgage            Balance      Balance     Principal  Mortgage     Credit      Loan-to-
Mortgage Rate (%)               Loans        Outstanding  Outstanding       Balance      Rate      Score   Value Ratio
--------------------------  ---------    ---------------  -----------  ------------  --------    -------   -----------
9.501 - 9.750............           6    $  2,008,370.12        0.29%  $ 334,728.35    4.688%        686         80.00%
9.751 - 10.000...........          43      16,371,651.37        2.36     380,736.08    4.940         706         79.24
10.001 - 10.250..........          30      10,874,156.84        1.57     362,471.89    5.196         707         77.21
10.251 - 10.500..........          43      15,473,907.75        2.23     359,858.32    5.459         692         76.29
10.501 - 10.750..........          94      35,116,575.11        5.06     373,580.59    5.706         709         71.96
10.751 - 11.000..........         155      68,528,702.50        9.88     442,120.66    5.944         711         71.76
11.001 - 11.250..........         211      96,500,181.37       13.91     457,346.83    6.203         715         70.64
11.251 - 11.500..........         306     134,413,696.33       19.37     439,260.45    6.429         711         72.61
11.501 - 11.750..........         202      77,816,925.35       11.21     385,232.30    6.683         701         73.49
11.751 - 12.000..........         169      50,468,652.78        7.27     298,631.08    6.869         702         77.63
12.001 - 12.250..........          99      30,242,111.21        4.36     305,475.87    6.919         703         77.27
12.251 - 12.500..........         105      37,358,735.59        5.38     355,797.48    6.980         715         75.65
12.501 - 12.750..........         122      38,355,429.80        5.53     314,388.77    7.169         699         74.72
12.751 - 13.000..........         141      42,395,002.11        6.11     300,673.77    7.192         705         76.64
13.001 - 13.250..........          59      15,708,590.12        2.26     266,247.29    7.366         694         77.15
13.251 - 13.500..........          44      11,926,177.58        1.72     271,049.49    7.658         709         77.12
13.501 - 13.750..........          15       4,946,405.07        0.71     329,760.34    7.767         700         78.80
13.751 - 14.000..........          12       3,329,489.57        0.48     277,457.46    8.001         712         77.01
14.001 - 14.250..........           5       1,485,950.00        0.21     297,190.00    8.653         741         83.88
14.251 - 14.500..........           1         311,624.00        0.04     311,624.00    8.375         720         75.00
14.501 - 14.750..........           2         283,863.70        0.04     141,931.85    8.684         674         79.98
                            ---------    ---------------  ----------
    Total.................      1,864    $693,916,198.27      100.00%
                            =========    ===============  ==========

------------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 11.656%.

              Initial Periodic Rate Cap for the Mortgage Loans(1)
-------------------------------------------------------------------------------

                                                           Percent of                           Weighted
                                               Aggregate    Aggregate       Average  Weighted    Average      Weighted
                            Number of          Principal    Principal       Current   Average       FICO       Average
Initial                      Mortgage            Balance      Balance     Principal  Mortgage     Credit      Loan-to-
Periodic Rate Cap (%)           Loans        Outstanding  Outstanding       Balance      Rate      Score   Value Ratio
--------------------------  ---------    ---------------  -----------  ------------  --------    -------   -----------
3.000....................          38    $ 14,873,450.00        2.14%  $ 391,406.58    6.489%        708         75.24%
4.000....................           2         774,451.18        0.11     387,225.59    7.500         661         79.90
5.000....................       1,578     592,918,389.42       85.45     375,740.42    6.434         707         73.86
6.000....................         246      85,349,907.67       12.30     346,950.84    6.929         715         74.85
                            ---------    ---------------  ----------
    Total.................      1,864    $693,916,198.27      100.00%
                            =========    ===============  ==========

------------
(1) As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Mortgage Loans was approximately 5.079%.


            Subsequent Periodic Rate Cap for the Mortgage Loans(1)
-------------------------------------------------------------------------------

                                                           Percent of                           Weighted
                                               Aggregate    Aggregate       Average  Weighted    Average      Weighted
                            Number of          Principal    Principal       Current   Average       FICO       Average
Subsequent Periodic Rate     Mortgage            Balance      Balance     Principal  Mortgage     Credit      Loan-to-
Cap (%)                         Loans        Outstanding  Outstanding       Balance      Rate      Score   Value Ratio
--------------------------  ---------    ---------------  -----------  ------------  --------    -------   -----------
1.000.....................        404    $112,842,778.27       16.26%  $ 279,313.81    7.162%        697        76.50%
2.000.....................      1,460     581,073,420.00       83.74     397,995.49    6.368         710        73.54
                            ---------    ---------------  ----------
    Total.................      1,864    $693,916,198.27      100.00%
                            =========    ===============  ==========

------------
(1) As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Mortgage Loans was approximately 1.837%.


                              Origination Channel
-------------------------------------------------------------------------------

                                                           Percent of                           Weighted
                                               Aggregate    Aggregate       Average  Weighted    Average      Weighted
                            Number of          Principal    Principal       Current   Average       FICO       Average
                             Mortgage            Balance      Balance     Principal  Mortgage     Credit      Loan-to-
Origination Channels            Loans        Outstanding  Outstanding       Balance      Rate      Score   Value Ratio
--------------------------  ---------    ---------------  -----------  ------------  --------    -------   -----------
Conduit...................      1,041    $326,636,356.63       47.07%  $ 313,771.72    6.798%        711        76.20%
Mortgage Professionals....        546     241,011,565.69       34.73     441,413.12    6.221         703        72.22
Correspondent.............        259     118,585,401.95       17.09     457,858.69    6.248         708        71.72
Consumer Direct...........         18       7,682,874.00        1.11     426,826.33    6.204         703        72.97
                            ---------    ---------------  ----------
    Total.................      1,864    $693,916,198.27     100.00%
                            =========    ===============  ==========



                        DESCRIPTION OF THE CERTIFICATES

General

      The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates will represent undivided beneficial ownership interests in the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates. In addition, the LIBOR Certificates will represent undivided beneficial ownership interests in a trust referred to as the supplemental trust, the primary assets of which will be the supplemental interest trust's rights under the Swap Contract and the Corridor Contract.

      The Mortgage Pass-Through Certificates, Series 2006-AR39 will consist of the Class A-1, Class A-2, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class P-1, Class P-2 and Class C Certificates. Only the classes of certificates listed on the cover page are offered by this free writing prospectus. The Class P-1, Class P-2 and Class C Certificates (all of which are together referred to as the "private certificates") are not offered by this free writing prospectus.

      When describing the Offered Certificates in this free writing prospectus, we use the following terms:

         Designation                    Classes of Certificates
  --------------------------  --------------------------------------------
      Senior Certificates    Class A-1, Class A-2 and Class A-R Certificates

 Subordinated Certificates   Class M-1, Class M-2, Class M-3, Class M-4, Class
                             M-5, Class M-6, Class M-7, Class M-8 and Class M-9
                                            Certificates

     LIBOR Certificates      Senior Certificates (other than the Class A-R
                           Certificates) and the Subordinated Certificates

    Offered Certificates   LIBOR Certificates and the Class A-R Certificates

The certificates are generally referred to as the following types:

               Class                                Type
------------------------------ ------------------------------------------------
Class A-1 Certificates:        Senior/ Floating Pass-Through Rate/Super Senior

Class A-2 Certificates:          Senior/ Floating Pass-Through Rate/ Support

Class A-R Certificates:                        REMIC Residual

Subordinated Certificates:         Subordinate/ Floating Pass-Through Rate

Class P-1 Certificates:                      Prepayment Charges

Class P-2 Certificates:                      Prepayment Charges

Class C Certificates:                             Residual

      The Class P-1, Class P-2 and Class C Certificates are not offered by this free writing prospectus. The private certificates will not bear interest. The Class P-1 and Class P-2 Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans as detailed in the pooling and servicing agreement, and such amounts will not be available for distribution to the holders of the Offered Certificates and the other private certificates. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the Offered Certificates. The initial Class Certificate Balances are set forth on the cover page of this free writing prospectus.

      The "Class Certificate Balance" of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

o all amounts previously distributed to holders of certificates of that class as distributions of principal and

o with respect to the offered certificates, the amount of Applied Realized Loss Amounts allocated to that class;

provided, however, to the extent Applied Realized Loss Amounts have been allocated to the Class Certificate Balance of any class of Offered Certificates, its Class Certificate Balance will be increased on each Distribution Date sequentially by class in the order of distribution priority by the amount of Subsequent Recoveries (if any) on the Mortgage Loans collected during the period beginning on the second day of the calendar month preceding the calendar month in which that Distribution Date occurs and ending on the Due Date in the month in which that Distribution Date occurs (but not by more than the amount of the Unpaid Realized Loss Amount for that class).

After such allocation, a corresponding decrease will be made on that Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.

      Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of Offered Certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under "Distributions--Distributions of Principal; provided, however, that Subsequent Recoveries that will be allocated to the Class A-1 and Class A-2 Certificates will be allocated sequentially, to the Class A-1 and Class A-2 Certificates, in that order, and therefore such Subsequent Recoveries may not to be used to make any principal distributions on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of those certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any interest accrual period preceding the Distribution Date on which such increase occurs.

Book-Entry Certificates

      The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States, or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear") in Europe , if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

      The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and Participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a

Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

      Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

      DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the Voting Rights evidenced by the Offered Certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

      On or before the closing date, the Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The Servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the "Distribution Account"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of the Interest Remittance Amount and the Principal Remittance Amount for that Distribution Date and the prepayment charges and will deposit such amounts in the Distribution Account. The holders of the Class P-1 and Class P-2 Certificates will be entitled to all prepayment charges received on the Mortgage Loans, as detailed in the pooling and servicing agreement, and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

The Supplemental Interest Reserve Fund

      The trustee, in its capacity as trustee of the supplemental interest trust (the "supplemental interest trust" and the trustee, in such capacity, the "supplemental interest trustee"), will establish and maintain one account as part of the supplemental interest trust, which account shall be designated as the Supplemental Interest Reserve Fund (the "Supplemental Interest Reserve Fund ") on behalf of the holders of the LIBOR Certificates and the Swap Counterparty.

      With respect to each Distribution Date, the trustee will deposit into the Supplemental Interest Reserve Fund any portion of the Interest Remittance Amount for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for that Distribution Date) that are to be remitted to the supplemental interest trustee for payment to the Swap Counterparty or any amounts received from the Swap Counterparty, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contract." With respect to each Distribution Date, following the deposit to the Supplemental Interest Reserve Fund described in the preceding sentence, the supplemental interest trustee will make either a corresponding withdrawal from the Supplemental Interest Reserve Fund for payment to the Swap Counterparty or distribution to the holders of the LIBOR Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty.

      With respect to each Distribution Date beginning with the Distribution Date in January 2012 until the Corridor Contract Termination Date, the supplemental interest trustee will make a withdrawal from the Supplemental Interest Reserve Fund for remittance to the trustee for distribution to the holders of LIBOR Certificates, as described below under "--The Corridor Contract."

Investments of Amounts Held in Accounts

      The Certificate Account. All funds in the Certificate Account may be invested in permitted investments at the direction of the Servicer. All income and gain net of any losses realized will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described in this free writing prospectus.

      The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account out of the Servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

      The Distribution Account, the Supplemental Interest Reserve Fund and Carryover Reserve Fund. Funds in the Distribution Account, the Supplemental Interest Reserve Fund and Carryover Reserve Fund will not be invested.

Fees and Expenses

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:


 Type/Recipient(1)                   Amount                General Purpose            Source(2)                      Frequency
----------------------    --------------------------      -----------------  -----------------------------         -------------

Fees

Servicing Fee/Servicer    0.375% per annum of the         Compensation       Interest collected with                     Monthly
                          Stated Principal Balance of                        respect to each Mortgage Loan
                          each Mortgage Loan (3)                             and any Liquidation Proceeds
                                                                             or Subsequent Recoveries that
                                                                             are allocable to accrued and
                                                                             unpaid interest (4)

Additional Servicing      o   Prepayment Interest Excess  Compensation       Interest collections with              Time to Time
Compensation/Servicer                                                        respect to certain Mortgage
                                                                             Loans that prepay in full


                          o   All late payment fees,      Compensation       Payments made by obligors with         Time to Time
                            assumption fees and other                        respect to the Mortgage Loans
                            similar charges (excluding
                            prepayment charges)

                          o   All investment income       Compensation       Investment income related to                Monthly
                            earned on deposit in the                         the Certificate Account
                            Certificate Account.

                          o   Excess Proceeds (5)         Compensation       Liquidation Proceeds and               Time to Time
                                                                             Subsequent Recoveries
Expenses

Insurance expenses /      Expenses incurred by the        Reimbursement      To the extent the expenses are         Time to Time
Servicer                  Servicer                        of Expenses        covered by an insurance policy
                                                                             with respect to the Mortgage
                                                                             Loan


                                                                32


 Type/Recipient(1)                   Amount                General Purpose            Source(2)                      Frequency
----------------------    --------------------------      -----------------  -----------------------------         -------------

Net Swap Payment /        Net Swap Payment, if any        Compensation       Swap Contract                          Time to Time
Swap Counterparty

Servicing Advances /      To the extent of funds          Reimbursement      With respect to each Mortgage          Time to Time
Servicer                  available, the amount of any    of Expenses        Loan, late recoveries of the
                          Servicing Advances.                                payments of the costs and
                                                                             expenses, Liquidation
                                                                             Proceeds, Subsequent
                                                                             Recoveries, purchase proceeds
                                                                             or repurchase proceeds for
                                                                             that Mortgage Loan (6)

Indemnification           Amounts for which the           Indemnification    Amounts on deposit on the              Time to Time
expenses / the            seller, the Servicer and the                       Certificate Account on any
Seller, the               depositor are entitled to                          Distribution Account Deposit
Servicer and the          indemnification (7)                                Date, following the transfer
Depositor                                                                    to the Distribution Account

(1)   If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the
      Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2)   Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3)   The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in ful.

(4)   The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5)   "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus
      (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6)   Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7)   Each of the seller, the Servicer and the depositor is entitled to indemnification of certain expenses as described in this free writing prospectus under "-- Certain Matters Related to the Servicer, the Depositor and the Seller."

Distributions

      Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in January 2007 (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" for (a) the LIBOR Certificates, as long as these certificates are Book-Entry Certificates, is the business day immediately prior to that Distribution Date and (b) any Definitive Certificates is the last business day of the month immediately preceding the month of that Distribution Date.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

      On each Distribution Date, the trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P-1 and Class P-2 Certificates.

      The "Interest Remittance Amount" for any Distribution Date is equal to:

            (a) the sum, without duplication, of:

                  (1) all interest on the Mortgage Loans due on the related Due
            Date and received on or prior to the related Determination Date, less the Servicing Fees,

                  (2) all interest on prepayments on the Mortgage Loans, other than Prepayment Interest Excess,

                  (3) all Advances relating to interest in respect of the
            Mortgage Loans,

                  (4) amounts paid by the Servicer in respect of Compensating
            Interest related to the Mortgage Loans, and

                  (5) liquidation proceeds on the Mortgage Loans received
            during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

            minus

            (b) all Advances in respect of the Mortgage Loans relating to interest and certain expenses reimbursed since the prior Due Date.

      The "Principal Remittance Amount" for any Distribution Date is equal to:

            (a) the sum, without duplication, of:

                  (1) the principal collected or advanced on the Mortgage Loans with respect to the related Due Date,

                  (2) prepayments on the Mortgage Loans collected in the
            related Prepayment Period;

                  (3) the Stated Principal Balance of each Mortgage Loan that was repurchased by the seller or purchased by the Servicer with respect to that Distribution Date (other than Mortgage Loans repurchased due to a modification of the Mortgage Loan);

                  (4) any Substitution Adjustment Amounts in respect of
            Mortgage Loans, and

                  (5) all liquidation proceeds in respect of Mortgage Loans (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans received during the related Prepayment Period;

            minus

            (b) all non-recoverable Advances relating to principal on the Mortgage Loans and certain expenses reimbursed since the prior Due Date.

      "Prepayment Interest Excess" means with respect to any Mortgage Loan and principal prepayment received by the Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

Determination of LIBOR

      The offered certificates (other than the Class A-R Certificates) have pass-through rates that are based on LIBOR (such certificates, "LIBOR Certificates").

      LIBOR applicable to an Interest Accrual Period for a class of LIBOR Certificates will be determined on the second London Business Day prior to the commencement of such Interest Accrual Period (a "LIBOR Determination Date"). On each LIBOR Determination Date the Trustee, as calculation agent (in such capacity, the "Calculation Agent"), will establish LIBOR for the Interest Accrual Period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date ("LIBOR"). Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "Moneyline Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "London Business Day" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next Interest Accrual Period for the applicable classes of LIBOR Certificates will be calculated in accordance with the method described in the prospectus under "Description of the Certificates--Index Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

      If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus, LIBOR for the initial LIBOR Determination Date will be 5.35%.

Interest

      General. On each Distribution Date, the interest distributable with respect to the Offered Certificates is the interest that has accrued on their Class Certificate Balances immediately prior to that Distribution Date at the then applicable Pass-Through Rate during the applicable Interest Accrual Period and, in the case of the senior certificates, any Interest Carry Forward Amount. For each class of subordinated certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described in this free writing prospectus under "-- Overcollateralization Provisions."

      The Pass-Through Rates for the LIBOR Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rates for the LIBOR Certificates are subject to increase after the first possible Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of LIBOR Certificates will be subject to the lesser of (x) the Net Rate Cap and (y) a per annum rate of 10.5%. If on any Distribution Date, the Pass-Through Rate for a class of LIBOR Certificates is based on the Net Rate Cap or the maximum rate, each holder of the applicable certificates will be entitled to receive the resulting shortfall only from related remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions," and from payments (if any) allocated to the issuing entity in respect of the Swap Contract that is available for that purpose.

      Distributions of Interest Remittance Amount. On each Distribution Date, the Interest Remittance Amount for that Distribution Date is required to be distributed in the following priority, until such Interest Remittance Amount has been fully distributed:

      1. to the Supplemental Interest Reserve Fund, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

      2. concurrently, to the Class A-1, Class A-2 and Class A-R Certificates, the Current Interest and Interest Carry Forward Amount for each such class and such Distribution Date, pro rata, based on the amount of interest each such class is entitled to receive on that Distribution Date;

      3. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Current Interest for each such class and that Distribution Date; and

      4. for application as part of the Excess Cashflow for that Distribution Date, as described under "Overcollateralization Provisions" below, any Interest Remittance Amount remaining undistributed for that Distribution Date.

      Pass-Through Rates. The classes of certificates will have the respective pass through rates described below (each, a "Pass-Through Rate").

      LIBOR Certificates.
      -------------------

      The Pass-Through Rate with respect to each Interest Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the least of:

      (1) One-Month LIBOR for that Interest Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for that class and Interest Accrual Period,

      (2) the Net Rate Cap for that Distribution Date, and

      (c) a per annum rate of 10.5%.

      The "Pass-Through Margin" for each class of LIBOR Certificates is as follows:

     Class of LIBOR Certificates            Pass-Through Margin
     ---------------------------            -------------------
                                              (1)          (2)
                                         ------------ ------------
     Class A-1.....................            0.180%      0.360%
     Class A-2.....................            0.230%      0.460%
     Class M-1.....................            0.300%      0.450%
     Class M-2.....................            0.330%      0.495%
     Class M-3.....................            0.350%      0.525%
     Class M-4.....................            0.400%      0.600%

     Class of LIBOR Certificates            Pass-Through Margin
     ---------------------------            -------------------
                                              (1)          (2)
                                         ------------ ------------
     Class M-5.....................            0.450%      0.675%
     Class M-6.....................            0.500%      0.750%
     Class M-7.....................            1.100%      1.650%
     Class M-8.....................            1.250%      1.875%
     Class M-9.....................            1.250%      1.875%


----------

(1) For the Interest Accrual Period related to any Distribution Date occurring on or prior to the first possible Optional Termination Date.

(2) For the Interest Accrual Period related to any Distribution Date occurring after the first possible Optional Termination Date.

     Class A-R Certificates.
     -----------------------

      The Pass-Through Rate for the Class A-R Certificates for the Interest Accrual Period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans. The Pass-Through Rate for the Class A-R Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 6.1142% per annum.

      Definitions Related to Interest Calculations.

      "Adjusted Net Mortgage Rate," with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date in the prior month minus the related expense fee rate.

      "Current Interest" with respect to each class of Offered Certificates and each Distribution Date is the interest accrued at the applicable Pass-Through Rate for the applicable Interest Accrual Period on the Class Certificate Balance of that class immediately prior to that Distribution Date.

       The "Interest Accrual Period" for each class of LIBOR Certificates and for any Distribution Date, will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on the day immediately prior to that Distribution Date. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Interest Accrual Period. The Interest Accrual Period for the Class A-R Certificates will be the calendar month preceding the month of the Distribution Date. Interest on the Class A-R Certificates will be calculated on the basis of a 360-day year divided into twelve 30-day months.

       "Interest Carry Forward Amount," with respect to each class of LIBOR Certificates and each Distribution Date, is the excess of:

      (a) Current Interest for that class with respect to prior Distribution Dates, over

      (b) the amount actually distributed to that class with respect to interest on prior Distribution Dates.

      The "Net Rate Cap" for each Distribution Date is the product of (A) the excess, if any, of (i) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans as of the Due Date in the prior calendar month over (ii) the Swap Adjustment Rate, and (B) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Interest Accrual Period.

      The "Swap Adjustment Rate" for each Distribution Date is a fraction, expressed as a percentage, (A) the numerator of which is equal to the product of (i) the sum of (a) the Net Swap Payment payable to the Swap Counterparty and
(b) any Swap Termination Payment payable to the Swap Counterparty and (ii) 12 and (B) the denominator of which is equal to the Pool Principal Balance as of the due date in the prior calendar month.

      The "Net Rate Carryover" for a class of LIBOR Certificates on any Distribution Date is the excess of:

            (1) the amount of interest that class would have accrued for that Distribution Date had the Pass-Through Rate for that class and the related Interest Accrual Period not been calculated based on the Net Rate Cap, over

            (2) the amount of interest that class accrued on that Distribution Date based on the Net Rate Cap,

      plus the unpaid portion of any excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Rate Cap.

       "Weighted Average Adjusted Net Mortgage Rate" for each Distribution Date is the weighted average of the Adjusted Net Mortgage Rates on the Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

Principal

      Distributions of Principal. On each Distribution Date, an amount up to the Principal Distribution Amount for that Distribution Date is required to be distributed (with the Principal Remittance Amount being applied first and the Extra Principal Distribution Amount being applied thereafter) as follows until that amount has been fully distributed:

      (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, in the following priority:

            first, to the Supplemental Interest Reserve Fund, any Net Swap Payment and Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event), to the extent not previously paid from the Interest Funds;

            second, to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

            third, concurrently, to the Class A-1 and Class A-2 Certificates, pro rata based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero;

            fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

            fifth, any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

       (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amount, in the following priority:

            first, to the Supplemental Interest Reserve Fund, any Net Swap Payment and Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event), to the extent not previously paid from the Interest Funds;

            second, in an amount up to the Senior Principal Distribution Amount, concurrently, to the Class A-1 and Class A-2 Certificates, pro rata based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero;

            third, sequentially, to the Class M-1, Class M-2, Class M-3, class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the related Subordinated Class

            Principal Target Amount for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

            fourth, any remainder as part of the Excess Cashflow to be allocated as described under "Overcollateralization Provisions" below.

Definitions Related to Principal Distributions.

       "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the Prepayment Period in which the Due Date occurs. The Stated Principal Balance of a Liquidated Mortgage Loan is zero. The "Pool Principal Balance" equals the aggregate Stated Principal Balances of the Mortgage Loans.

      "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from December 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

      "Principal Distribution Amount" with respect to each Distribution Date is the sum of:

            (1)  the Principal Remittance Amount for such Distribution Date, and

            (2) the Extra Principal Distribution Amount for such Distribution Date.

      "Senior Principal Distribution Amount" for any Distribution Date an amount equal to the amount, if any, by which (x) the aggregate Class Certificate Balance of the Senior Certificates immediately prior to that Distribution Date exceeds (y) the Senior Target Amount.

      "Senior Target Amount" for any Distribution Date, (x) after the Stepdown Date if a Trigger Event is not in effect, an amount equal to the lesser of (a) the product of (1) approximately 87.30% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Senior Target Amount for the immediately preceding Distribution Date.

      "Subordinated Class Principal Distribution Target Amount" for any class of Subordinated Certificates and Distribution Date will equal the excess of:

      (1) the sum of: (a) the aggregate Class Certificate Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount for that Distribution Date), (b) the aggregate Class Certificate Balance of any class(es) of Subordinated Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinated Class Principal Distribution Target Amount(s) for such more senior class(es) of certificates for such Distribution Date), and
(c) the Class Certificate Balance of the subject class of Subordinated Certificates immediately prior to such Distribution Date over

      (2) the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of certificates and (y) the Pool Principal Balance for that Distribution Date and (b) the Pool Principal Balance for that Distribution Date minus the OC Floor;

     provided, however, that if such class of Subordinated Certificates is the only class of Subordinated Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

      The "Initial Target Subordination Percentage" and "Stepdown Target Subordination Percentage" for any class of Subordinated Certificates will approximately equal the respective percentages indicated in the following table:


                             Initial Target         Stepdown Target
                             Subordination          Subordination
                              Percentage              Percentage
                          -----------------    -------------------
Class M-1..............         4.65%                   9.30%
Class M-2..............         3.95%                   7.90%
Class M-3..............         3.45%                   6.90%
Class M-4..............         2.95%                   5.90%
Class M-5..............         2.45%                   4.90%
Class M-6..............         1.95%                   3.90%
Class M-7..............         1.45%                   2.90%
Class M-8..............         0.95%                   1.90%
Class M-9..............         0.35%                   0.70%

      The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinated Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinated Certificates and the Overcollateralization Amount. The Initial Target Subordination Percentage for any class of Subordinated Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate initial Class Certificate Balance of any class(es) of certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the Pool Principal Balance as of the cut-off date.

       "Extra Principal Distribution Amount" with respect to any Distribution Date is the lesser of (1) the Overcollateralization Deficiency Amount and (2) the Excess Cashflow available for payment thereof in the priority set forth in this free writing prospectus.

      "OC Floor" means an amount equal to 0.35% of the Cut-off Date Pool Principal Balance of the Mortgage Loans.

      "Overcollateralization Deficiency Amount," with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on that Distribution Date (after giving effect to distributions of the Principal Remittance Amount on that Distribution Date).

      "Overcollateralization Target Amount" means with respect to any Distribution Date, the OC Floor.

      "Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (x) the Pool Principal Balance as of the Due Date in the month of that Distribution Date exceeds (y) the aggregate Class Certificate Balance of the Offered Certificates (after giving effect to distributions of the Principal Distribution Amount (excluding the Extra Principal Distribution Amount) on that Distribution Date).

       "Stepdown Date" is the earlier to occur of (1) the first Distribution Date after the Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates is reduced to zero and (2) the later to occur of (x) the Distribution Date in January 2010 and (y) the first Distribution Date on which the fraction, expressed as a percentage

o the numerator of which is the sum of aggregate Class Certificate Balance of the Subordinated Certificates and the Overcollateralized Amount, if any, and

o the denominator of which is the Pool Principal Balance as of the Due Date in the current month (after giving effect to principal prepayments in the prepayment period related to that Due Date)

exceed or equals approximately 12.70%.

      A "Trigger Event" is in effect with respect to a Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

      A "Delinquency Trigger Event" is in effect with respect to any Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 40% of the Senior Enhancement Percentage for that Distribution Date.

      The "Senior Enhancement Percentage" with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

            (1) the numerator of which is the sum of the aggregate Class Certificate Balance of the Subordinated Certificates and the Overcollateralized Amount (which, for purposes of this definition only, shall not be less than zero) and


            (2) the denominator of which is the Pool Principal Balance as of the Due Date in the current month (after giving effect to principal prepayments in the prepayment period related to that Due Date).


      A "Cumulative Loss Trigger Event" is in effect with respect to a Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage for that Distribution Date of the Cut-off Date Pool Principal Balance, as set forth below:

Distribution Date                  Percentage
-----------------                  ----------

January 2010 - December 2010.....  0.50% with respect to January 2010, plus an additional 1/12th of 0.40% for each
                                      month thereafter through December 2010

January 2011 - December 2011.....  0.90% with respect to January 2011, plus an additional 1/12th of 0.35% for each
                                      month thereafter through December 2011

January 2012 - December 2012.....  1.25% with respect to January 2012, plus an additional 1/12th of 0.25% for each
                                      month thereafter through December 2012

January 2013 and thereafter......  1.50%

       "Unpaid Realized Loss Amount" means for any class of LIBOR Certificates,
(x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus
(y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class.

      A "Realized Loss" with respect to a Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

      The "Rolling Sixty Day Delinquency Rate" with respect to any Distribution Date, is an amount equal to the average of the Delinquency Rates for that Distribution Date and the two immediately preceding Distribution Dates.

      The "Delinquency Rate" with respect to any Distribution Date on or after the Stepdown Date is the fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans that are 60 or more days delinquent (including all foreclosures, bankruptcies and REO properties) as of the close of business on the last day of the calendar month preceding the month of that Distribution Date, and the denominator of which is the Pool Principal Balance as of the related Due Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period).

      "Subsequent Recoveries" are unexpected recoveries received after the determination by the Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Overcollateralization Provisions

      The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Offered Certificates and the fees and expenses payable by the issuing entity. The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

      The "Excess Cashflow" with respect to any Distribution Date is the sum of
(i) the Interest Remittance Amount remaining after distribution to the Supplemental Interest Reserve Fund and distribution of interest to the holders of the certificates for that Distribution Date and (ii) any remaining Principal Remittance Amount for that date.

      With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following priority, in each case to the extent of the remaining Excess Cashflow:

            (1) to the classes of Offered Certificates then entitled to receive principal distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount for that Distribution Date, distributable to those classes as part of the Principal Distribution Amount as described under "--Principal Distributions" above;

            (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in each case in an amount equal to any Interest Carry Forward Amount for each such class;

            (3) sequentially, to the Class A-1 and Class A-2 Certificates, in that order, in an amount equal to the Unpaid Realized Loss Amount for each such class;

            (4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in each case in an amount equal to the Unpaid Realized Loss Amount for each such class;

            (5) to the Carryover Reserve Fund, the amount of any Net Rate Carryover and then from the Carryover Reserve Fund, in the following priority:

                  first, concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, based on their entitlements to the Net Rate Carryover for each such class and that Distribution Date, any Net Rate Carryover for each such class; and
                  second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, to the extent needed to pay any Net Rate Carryover for each such class;

            (7) to the Supplemental Interest Reserve Fund, an amount equal to any Swap Termination Payment due to the Swap Counterparty under the Swap Contract as a result of a Swap Counterparty Trigger Event; and

            (8) to fund distributions to the holders of the Class C and Class A-R Certificates in each case in the amounts specified in the pooling and servicing agreement.

The Swap Contract and the Corridor Contract

      The Swap Contract

      DBNTC, as supplemental interest trustee on behalf of the supplemental interest trust will enter into an interest rate swap transaction, as evidenced by a confirmation (the "Swap Contract") with the Swap Counterparty, for the benefit of the LIBOR Certificates.

      Pursuant to the Swap Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Swap Contract, as if the related ISDA Master Agreement had been executed by the supplemental interest trustee and the Swap Counterparty on the date that the Swap Contract was executed. The Swap Contract is subject to certain ISDA definitions.

      On or prior to each Distribution Date through and including the Distribution Date in December 2011 (the "Swap Contract Termination Date "), the supplemental interest trustee will be obligated to pay to the Swap Counterparty an amount equal to the product of:

            (a) a fixed rate of 5.0170% per annum,

            (b) 250,

            (c) the Swap Contract Notional Balance for that Distribution Date and

            (c) the number of days in the related calculation period (calculated on the basis of a 360-day year divided into twelve 30-day months) divided by 360.

      In addition, on or prior to each Distribution Date to and including the Swap Contract Termination Date, the Swap Counterparty will be obligated to pay to the supplemental interest trustee an amount equal to the product of:

            (a) One-Month LIBOR (as determined by the Swap Counterparty),

            (b) 250,

            (c) the Swap Contract Notional Balance for that Distribution Date and

            (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

      The "Swap Contract Notional Balance" for each Distribution Date is as described in the following table (the "Swap Table").

Month of                      Swap Contract                     Month of                      Swap Contract
Distribution Date          Notional Balance ($)                 Distribution Date          Notional Balance ($)
-----------------       -------------------------               -----------------       -------------------------
January 2007..                       2,636,881.55               August 2009....                         781,172.94
February 2007.                       2,535,420.66               September 2009.                         751,105.18
March 2007....                       2,437,862.77               October 2009...                         722,194.39
April 2007....                       2,344,057.78               November 2009..                         694,396.08
May 2007......                       2,253,861.34               December 2009..                         667,667.44
June 2007.....                       2,167,134.68               January 2010...                         574,391.82
July 2007.....                       2,083,744.33               February 2010..                         552,281.85
August 2007...                       2,003,561.99               March 2010.....                         531,022.69
September 2007                       1,926,464.27               April 2010.....                         510,581.61
October 2007..                       1,852,332.52               May 2010.......                         490,927.14
November 2007.                       1,781,052.68               June 2010......                         472,029.03
December 2007.                       1,712,515.05               July 2010......                         453,858.16
January 2008..                       1,646,614.16               August 2010....                         436,386.57
February 2008.                       1,583,248.59               September 2010.                         419,587.35
March 2008....                       1,522,320.83               October 2010...                         403,434.63
April 2008....                       1,463,737.11               November 2010..                         387,903.53
May 2008......                       1,407,407.27               December 2010..                         372,942.79
June 2008.....                       1,353,244.62               January 2011...                         358,585.17
July 2008.....                       1,301,165.80               February 2011..                         344,780.12
August 2008...                       1,251,090.65               March 2011.....                         331,506.36
September 2008                       1,202,942.10               April 2011.....                         318,743.47
October 2008..                       1,156,646.05               May 2011.......                         306,471.78
November 2008.                       1,112,131.24               June 2011......                         294,451.65
December 2008.                       1,069,329.16               July 2011......                         282,477.03
January 2009..                       1,028,173.91               August 2011....                         268,285.48
February 2009.                         988,602.15               September 2011.                         253,484.84
March 2009....                         950,552.98               October 2011...                         240,483.50
April 2009....                         913,967.82               November 2011..                         192,136.84
May 2009......                         878,790.35               December 2011..                         121,123.29
June 2009.....                         844,966.43               January 2012 and
July 2009.....                         812,443.98               thereafter.....                               0.00

      Net Swap Payments; Application of Net Swap Payments

      With respect to the Swap Contract, the supplemental interest trustee or the Swap Counterparty, as the case may be, will only be required to make a "Net Swap Payment" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described above over the payment that it is entitled to receive from that other party as also described in the two preceding subsections.

      In the event that a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date and Swap Contract, the supplemental interest trustee will deduct from Interest Remittance Amount the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under "-- Interest" above (and to the extent that Interest Remittance Amount is insufficient, the supplemental interest trustee will deduct from the Principal Remittance Amount, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Supplemental Interest Reserve Fund.

      In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the amount of such Swap Termination Payment will be paid as and when described under clause (7) under "-- Overcollateralization Provisions" above.

      In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the supplemental interest trustee will deposit such payment into the Supplemental Interest Reserve Fund. The supplemental interest trustee will make a corresponding withdrawal of such amount for distribution to the holders of the LIBOR Certificates to pay any (a)
Current Interest and Interest Carry Forward Amounts with respect to the LIBOR Certificates, (b) any Net Rate Carryover with respect to the LIBOR Certificates and (c) any Unpaid Realized Loss Amounts with respect to the LIBOR Certificates, in each case that remain unpaid following distribution of the Interest Remittance Amount and the Excess Cashflow for that Distribution Date, as well as (d) the lesser of (x) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Remittance Amount and the Excess Cashflow for that Distribution Date and (y) the aggregate amount of Realized Losses allocated to the certificates. Any portion of any Net Swap Payment not withdrawn by the supplemental interest trustee from the Supplemental Interest Reserve Fund for distribution to the LIBOR Certificates with respect to any Distribution Date will remain in the Supplemental Interest Reserve Fund for distribution to the LIBOR Certificates on future Distribution Dates for the purposes described in this paragraph.



      Early Termination of the Swap Contract; Swap Termination Payments

      The Swap Contract will be subject to early termination upon an event of default or a termination event under the Swap Contract. Events of default under the Swap Contract include, among other things:

o failure to make a payment due under the Swap Contract, one business day after notice of such failure is received,

o   certain insolvency or bankruptcy events, and

o a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

         Termination events under the Swap Contract include, among other things:

o illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Contract,

o a tax event (which generally relates to either party to the Swap Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

o a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

      In addition to the termination events specified above, the Swap Contract will be subject to Additional Termination Events (as defined in the related ISDA Master Agreement). These Additional Termination Events will occur under the Swap Contract if:

o there is an amendment to the pooling and servicing agreement that could reasonably be expected to materially adversely affect the Swap Counterparty that is made without the prior written consent of that Swap Counterparty;

o the rating, by any Rating Agency, of the Swap Counterparty's unsecured, long-term senior debt obligations or its unsecured, short-term debt obligations falls below a certain level or levels established by such Rating Agency (a "Swap Counterparty Rating Downgrade") as specified in the Swap Contract and the Swap Counterparty does not take certain action as specified in the Swap Contract, at its own expense, which may include (a) causing another entity to replace the Swap Counterparty that meets or exceeds the ratings requirements of the Rating Agencies on terms substantially similar to the Swap Contract; (b) obtaining a guaranty of, or a contingent agreement of another person to honor the Swap Counterparty's obligations under the Swap Contract that satisfies the ratings requirements of the Rating Agencies; (c) posting collateral in accordance with the terms of the Swap Contract; or (d) establishing any other arrangement satisfactory to the applicable Rating Agency; or

o the Swap Counterparty fails to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. ss.ss.229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of the Swap Counterparty, provided the depositor is given notice) and any Rating Agency, if applicable.

      "Swap Counterparty Trigger Event" means an event of default under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality, a tax event or a tax event upon merger of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a Swap Counterparty Rating Downgrade.

      A "Swap Termination Payment" is a termination payment required to be made by either the supplemental interest trustee or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract due to an event of default or termination event attributable to either party. In the event that a Swap Termination Payment is payable by the Swap Counterparty in connection with the termination of the Swap Contract and such amount is not sufficient to procure a replacement swap contract, that Swap Termination Payment will be deposited in the Supplemental Interest Reserve Fund and distributed to the holders of the classes of LIBOR Certificates on future Distribution Dates to pay amounts as discussed above under "--Net Swap Payments; Application of Net Swap Payments and Distributions from the Supplemental Interest Reserve Fund."

      The Corridor Contract

      Beginning with the Distribution Date in January 2012 and up to and including the Distribution Date in December 2013 (the "Corridor Contract Termination Date"), the LIBOR Certificates will have the benefit of the Corridor Contract. On or prior to the Corridor Contract Termination Date, the amount payable by the Counterparty under the Corridor Contract will equal the product of:

      (i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Counterparty) and (B) the related Corridor Contract Ceiling Rate for such Distribution Date over (y) the related Corridor Contract Strike Rate for such Distribution Date,

      (ii) the applicable Corridor Contract Notional Balance for such Distribution Date, and

      (iii) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

      The "Corridor Contract Notional Balance", the "Corridor Contract Strike Rate" and the "Corridor Contract Ceiling Rate" are as described in the following table:

                        Corridor      Corridor    Corridor                                  Corridor      Corridor    Corridor
                        Contract      Contract    Contract                                  Contract      Contract    Contract
    Month of            Notional       Strike     Ceiling               Month of            Notional       Strike     Ceiling
Distribution Date      Balance($)      Rate(%)     Rate(%)          Distribution Date      Balance($)      Rate(%)     Rate(%)
-------------------  --------------   ---------   ----------        -------------------  --------------   ---------   ----------
January 2012.......  142,400,074.23    6.5800      6.6600           February 2013......   93,629,012.98    8.1000      8.4600
February 2012......  138,241,027.21    6.7000      6.8000           March 2013.........   90,955,192.75    8.2100      8.5700
March 2012.........  134,216,678.24    6.8300      6.9600           April 2013.........   88,369,098.54    8.3200      8.6900
April 2012.........  130,323,368.56    6.9700      7.1000           May 2013...........   85,861,517.88    8.4300      8.7900
May 2012...........  126,556,815.04    7.0900      7.2500           June 2013..........   83,429,837.74    8.5400      8.8900
June 2012..........  122,906,654.95    7.2200      7.3900           July 2013..........   79,311,900.70    8.6500      8.9900
July 2012..........  116,883,674.42    7.3300      7.5200           August 2013........   77,029,144.89    8.7600      9.0600
August 2012........  113,531,174.20    7.4400      7.6800           September 2013.....   74,815,793.11    8.8700      9.1600
September 2012.....  110,283,533.92    7.5500      7.8100           October 2013.......   72,668,590.54    8.9800      9.2500
October 2012.......  107,136,370.48    7.6600      7.9400           November 2013......   70,586,391.23    9.0900      9.3100
November 2012......  104,083,123.81    7.7700      8.0800           December 2013......   68,566,010.70    9.2000      9.3700
December 2012......  101,115,058.80    7.8800      8.2000           January 2014 and
January 2013.......   96,390,375.67    7.9900      8.3300           thereafter.........       0.00         0.0000      0.0000



      On any Distribution Date prior to the Distribution Date in January 2014, any portion of any Corridor Contract payment not withdrawn from the Supplemental Interest Reserve Fund for distribution to the LIBOR Certificates with respect to any Distribution Date will remain in the Supplemental Interest Reserve Fund for distribution to the holders of the LIBOR Certificates on future Distribution Dates. On any Distribution Date on or after the Corridor Contract Termination Date, any portion of any corridor contract payment not withdrawn from the Supplemental Interest Reserve Fund for distribution to the LIBOR Certificates with respect to that Distribution Date will be released to Banc of America Securities LLC and will not be available for payments on future Distribution Dates.

      The Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Counterparty or the issuing entity, the failure by the Corridor Counterparty (within one business day after notice of the failure is received by the Corridor Counterparty) to make a payment due under the related contract and the related contract becoming illegal or subject to certain kinds of taxation.

      In addition to the termination events specified above, it will be a termination event under the Corridor Contract if the rating, by any Rating Agency, of the Corridor Counterparty's unsecured, long-term senior debt obligations or its unsecured, short-term debt obligations falls below a certain level or levels established by such Rating Agency (a "Counterparty Rating Downgrade ") as specified in the Corridor Contract and the Corridor Counterparty does not take certain action as specified in each contract, at its own expense, which may include (a) causing another entity to replace the Corridor Counterparty that meets or exceeds the ratings requirements of the Rating Agencies, on terms substantially similar to the related contract; (b) obtaining a guaranty of, or a contingent agreement of another person to honor the Corridor Counterparty's obligations under the related contract that satisfies the ratings requirements of the Rating Agencies, provided that such other person is approved by the supplemental interest trustee; (c) posting collateral in accordance with the terms of the Corridor Contract; or (d) establishing any other arrangement satisfactory to the applicable Rating Agency.

      Finally, an additional termination event under the Corridor Contract will exist if the Counterparty fails to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the Corridor Counterparty fails to transfer the Corridor Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract, and (iii) is approved by the depositor and any Rating Agency, if applicable.

      If the Corridor Contract is terminated early, the Corridor Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Corridor Counterparty will be paid to the supplemental interest trustee, and will be deposited by the supplemental interest trustee in the Supplemental Interest Reserve Fund and applied on future Distribution Dates to pay the amounts described above until the Corridor Contract Termination Date. However, if a termination occurs under either contract, there can be no assurance that a termination payment will be paid to the supplemental interest trustee.

      The pooling and servicing agreement does not provide for the substitution or a replacement of the Corridor Contract in the event of a termination of the Corridor Contract or in any other circumstance.

      Distributions From the Supplemental Interest Reserve Fund

      On each Distribution Date, following the distributions of Excess Cashflow described under " --Overcollateralization Provisions," the supplemental interest trustee will distribute any amounts on deposit in the Supplemental Interest Reserve Fund, from either the Swap Contract or the Corridor Contract, in the following amounts and order of priority:

            (1) concurrently, to the classes of senior certificates, any remaining unpaid Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

            (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to any remaining unpaid Current Interest and Interest Carry Forward Amount for such class;

            (3) to the class or classes of certificates then entitled to receive distributions in respect of principal, any remaining Overcollateralization Deficiency Amount;

            (4) sequentially, to the Class A-1 and Class A-2 Certificates, in that order, in an amount equal to the Unpaid Realized Loss Amount for each such class;

            (5) sequentially, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for each such class;

            (6) concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, based on their entitlements to any remaining Net Rate Carryover for each such class;

            (7) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any remaining Net Rate Carryover for each such class.

      Notwithstanding the foregoing priority of distribution, the cumulative amount paid with respect to clauses (3), (4) and (5) above may not exceed on any Distribution Date the cumulative amount of Realized Losses incurred on the Mortgage Loans as of that Distribution Date.

      Following the distributions of amounts in the Supplemental Interest Reserve Fund pursuant to the priorities set forth above, the supplemental interest trustee will distribute any remaining amount on deposit in the Supplemental Interest Reserve Fund to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment under the Swap Contract due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to that Distribution Date.

      Additional Matters Regarding the Swap Contract and the Corridor Contract

      The certificates do not represent an obligation of the Swap Counterparty, Corridor Counterparty or the supplemental interest trustee. The holders of the certificates are not parties to or beneficiaries under the Swap Contract or the Corridor Contract and will not have any right to proceed directly against the Swap Counterparty, the Corridor Counterparty or the supplemental interest trustee in respect of their obligations under either the Swap Contract or the Corridor Contract.

      The Swap Contract and the Corridor Contract will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the closing date.

Carryover Reserve Fund

      The Pooling and Servicing Agreement requires the trustee to establish an account (the "Carryover Reserve Fund"), which is held in trust by the trustee on behalf of the holders of the certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "--Overcollateralization Provisions" above, the trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover on the Offered Certificates as described under "--Overcollateralization Provisions" above.

Applied Realized Loss Amounts

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the LIBOR Certificates exceeds the Pool Principal Balance, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Class Certificate Balance of such class has been reduced to zero. After the Class Certificate Balance of each class of Subordinated Certificates has been reduced to zero, if the aggregate Class Certificate Balance of the senior certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of that excess will be allocated, sequentially, to the Class A-2 and Class A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero Any such reduction described in this paragraph is an "Applied Realized Loss Amount."

      Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of Class Certificate Balance above.

Residual Certificates

      The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. On each Distribution Date the holders of the Class A-R Certificates will be entitled to receive certain distributions as provided in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for such distribution to the Class A-R Certificates.